                                                                    Exhibit 10.6







                            STOCK PURCHASE AGREEMENT


                                  by and among


                        CREST COMMUNICATIONS PARTNERS LP


                     JACKSON NATIONAL LIFE INSURANCE COMPANY


                             OLD HICKORY FUND I, LLC


                           BANCBOSTON INVESTMENTS INC.


                               THE RTK GROUP, INC.


                                       and


                     THE STOCKHOLDERS OF THE RTK GROUP, INC.



                            Dated as of June 14, 1999

                                TABLE OF CONTENTS

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                                                                                                        PAGE
                                                                                                        ----

I. DEFINITIONS...........................................................................................1


II. THE TRANSACTION AND THE CLOSING......................................................................7

     Section 2.1      The Transaction....................................................................7
     Section 2.2      Closing............................................................................7
     Section 2.3      Deliveries.........................................................................8
     Section 2.4      Net Worth Adjustment...............................................................8
     Section 2.5      Appointment of Representatives.....................................................9

III. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS..................................................11

     Section 3.1      Representations and Warranties Accurate...........................................11
     Section 3.2      Performance by Sellers and the Company............................................11
     Section 3.3      Certificate.......................................................................11
     Section 3.4      Opinion of Counsel for Sellers and the Company....................................11
     Section 3.5      Legal Prohibition.................................................................11
     Section 3.6      Consents, Permits, Licenses'Etc...................................................11
     Section 3.7      No Material Adverse Change........................................................12
     Section 3.8      Closing Matters...................................................................12
     Section 3.9      HSR Act...........................................................................12
     Section 3.10     Secretary's Closing Certificate...................................................12
     Section 3.11     Employment and Non-Competition Agreements.........................................12
     Section 3.12     Stockholders Agreement............................................................12
     Section 3.13     Good Standing Certificate.........................................................12
     Section 3.14     Directors and Officers of the Company.............................................12
     Section 3.15     Escrow Agreement..................................................................13
     Section 3.16     Consulting Agreement..............................................................13
     Section 3.17     Powers of Attorney................................................................13
     Section 3.18     Estoppel..........................................................................13

IV. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS..................................................13

     Section 4.1      Representations and Warranties Accurate...........................................13
     Section 4.2      Performance by Purchasers.........................................................13
     Section 4.3      Certificate.......................................................................13
     Section 4.4      Legal Prohibition.................................................................13
     Section 4.5      Closing Matters...................................................................13
     Section 4.6      HSR Act...........................................................................14

V. INDEMNIFICATION......................................................................................14

     Section 5.1      Survival of Representations, Warranties, Covenants and Agreements.................14


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


     Section 5.2      Sellers'Indemnity.................................................................14
     Section 5.3      Purchasers' Indemnity.............................................................15
     Section 5.4      Release...........................................................................15
     Section 5.5      Notice and Defense of Claims......................................................16
     Section 5.6      Reimbursement.....................................................................16
     Section 5.7      Limitations.......................................................................17
     Section 5.8      Gross-Up..........................................................................18

VI. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................18

     Section 6.1      Organization and Qualification....................................................18
     Section 6.2      Subsidiaries......................................................................18
     Section 6.3      Due Authorization.................................................................19
     Section 6.4      No Conflict.......................................................................19
     Section 6.5      Capitalization....................................................................19
     Section 6.6      Ownership of Shares...............................................................20
     Section 6.7      Title to and Condition of Assets..................................................21
     Section 6.8      Environmental Matters.............................................................23
     Section 6.9      Financial Information.............................................................24
     Section 6.10     Taxes.............................................................................27
     Section 6.11     Events Subsequent to the Interim Balance Sheet Date...............................30
     Section 6.12     Contracts, Obligations and Commitments............................................31
     Section 6.13     Litigation........................................................................33
     Section 6.14     Compliance with Law...............................................................34
     Section 6.15     Licenses; Registrations; Permits; Etc.............................................34
     Section 6.16     Brokers...........................................................................34
     Section 6.17     Intellectual Property.............................................................34
     Section 6.18     Insurance.........................................................................35
     Section 6.19     Plans and Agreements Relating to Employees........................................36
     Section 6.20     No Illegal or Improper Transactions...............................................39
     Section 6.21     Related Transactions..............................................................40
     Section 6.22     No Product Liabilities; Product Warranties........................................40
     Section 6.23     Suppliers and Customers...........................................................40
     Section 6.24     Powers of Attorney................................................................41
     Section 6.25     Availability of Documents.........................................................41
     Section 6.26     Ordinary Course...................................................................41
     Section 6.27     Equipment.........................................................................41
     Section 6.28     Disclosure........................................................................41
     Section 6.29     Offering of Purchased Shares......................................................41

VII. REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................................42

     Section 7.1      Due Authorization.................................................................42
     Section 7.2      No Conflict.......................................................................42
     Section 7.3      Ownership of Shares...............................................................42
     Section 7.4      Offering of Purchased Shares......................................................43



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


VIII. REPRESENTATIONS AND WARRANTIES OF PURCHASERS......................................................43

     Section 8.1      Organization......................................................................43
     Section 8.2      Due Authorization; No Conflict....................................................43
     Section 8.3      Brokers...........................................................................44
     Section 8.4      Securities Act Matters............................................................44
     Section 8.5      Sufficient Funds..................................................................45
     Section 8.6      Effect of Due Diligence...........................................................45

IX. COVENANTS...........................................................................................45

     Section 9.1      Conduct and Preservation of Business..............................................45
     Section 9.2      Access to Information; Confidentiality............................................46
     Section 9.3      Filings and Authorizations........................................................46
     Section 9.4      Public Announcements..............................................................47
     Section 9.5      Disclosure Schedule...............................................................47
     Section 9.6      Financial Statements..............................................................47
     Section 9.7      Environmental Inspections and Assessments.........................................47
     Section 9.8      No Shopping.......................................................................48
     Section 9.9      Tax Covenants.....................................................................48
     Section 9.10     Estoppel..........................................................................49

X. CERTAIN ACTIONS AFTER THE CLOSING....................................................................49

     Section 10.1     Maintenance of Books and Records..................................................49
     Section 10.2     Tax Matters.......................................................................50
     Section 10.3     Further Assurances................................................................52
     Section 10.4     Further Covenant..................................................................52

XI. TERMINATION.........................................................................................52

     Section 11.1     Termination Events................................................................52
     Section 11.2     Effect of Termination.............................................................53

XII. MISCELLANEOUS......................................................................................53

     Section 12.1     Expenses..........................................................................53
     Section 12.2     Amendments and Waivers............................................................53
     Section 12.3     Entire Agreement..................................................................53
     Section 12.4     Headings..........................................................................54
     Section 12.5     Notices...........................................................................54
     Section 12.6     Severability......................................................................55
     Section 12.7     Assignment........................................................................55
     Section 12.8     Counterparts......................................................................56
     Section 12.9     Governing Law.....................................................................56
     Section 12.10    Third Parties.....................................................................56
     Section 12.11    Construction......................................................................56



Disclosure Schedules:



SCHEDULE NUMBER         DESCRIPTION
-------------------     ----------------------------------------------------------------
       3.17             Powers of Attorney
       6.1              Foreign Good Standing
       6.2              Subsidiaries
       6.5(a)           Beneficial Ownership of Outstanding Capital Stock
       6.5(b)           Subsidiaries' Capital Stock
       6.7(b)           Automobiles and Vehicles
       6.7(c)           Machinery, Equipment And Other Tangible Personal Property
       6.7(e)           Leased Real Property
       6.9(c)           Past Due Accounts Receivable
       6.9(g)           Banks, Investments and Signing Officers
       6.10             Tax Matters
       6.11             Material Events
       6.15             Licenses, Registrations and Permits
       6.17             Intellectual Property Rights
       6.18             Insurance Policies, Performance Bonds and Letters of Credit
       6.19             Employee Compensation Plans & Other Employee Matters
       6.22(b)          Product Liability or Warranty Claims
       6.23(a)          Material Suppliers and Customers
       7.3              Shareholders' Agreements Relating to Transfer, Dividend or Voting Rights
       9.1              Conduct and Preservation of Business - Prohibited Transactions
       --               Exceptions for purposes of Closing Date Balance Sheet and Net Worth Adjustment



Pursuant to Regulation S-K, Item 601(b)(2), a copy of any omitted schedule will be furnished to the Commission upon request.




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




         STOCK PURCHASE AGREEMENT, dated as of June 14, 1999, by and among Crest Communications Partners LP, a Delaware limited partnership ("Crest"), Jackson National Life Insurance Company ("Jackson I"), Old Hickory Fund I, LLC ("Jackson II", collectively with Jackson I, "Jackson"), BancBoston Investments Inc. ("BancBoston"), The RTK Group, Inc., a New Jersey corporation (the "Company"), and the individuals whose names are set forth on SCHEDULE A hereto (collectively, the "Sellers"). Each of Crest, Jackson I, Jackson II and BancBoston shall be deemed a "Purchaser" and collectively, the "Purchasers". Purchasers, the Company and each of the Sellers are referred to herein individually as a "Party" and collectively as the "Parties."

         WHEREAS, Sellers own all of the outstanding capital stock of the Company;

         WHEREAS, Crest is lending $5,000,000 to the Company to redeem certain shares of capital stock held by the Sellers;

         WHEREAS, Sellers and the Boards of Directors of the Company deem it advisable that Purchasers purchase certain of the remaining shares of capital stock of the Company, on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in reliance upon the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                 I. DEFINITIONS

         The following terms shall have the following respective meanings for all purposes of this Agreement:

                  "Acquisition Transaction" has the meaning set forth in Section 9.8(a).

                  "Affiliate" or "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate," the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                  "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group.

                  "Agreement" means this Stock Purchase Agreement, as it may be from time to time amended, including the Schedules and Exhibits hereto.

                  "Audited Financial Statements" has the meaning set forth in
Section 6.9(a).

                  "Business" means the business conducted by the Company and its subsidiaries relating to the installation and maintenance of cabling systems (including fiber) for the transmission of video, voice and data.

                  "Business Days" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York shall be authorized or obligated by law to be closed.

                  "Closing" has the meaning set forth in Section 2.2.

                  "Closing Date" means the date on which the Closing takes place.

                  "Closing Date Balance Sheet" means an unaudited consolidated balance sheet of the Company and its subsidiaries as of the close of business on the Closing Date. The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with that of the Audited Financial Statements except as otherwise provided on the Disclosure Schedule.

                  "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

                  "Common Stock" means the Company's common stock, no par value.

                  "Company" means The RTK Group, Inc., a New Jersey corporation.

                  "Contaminated Site List" means any list, registry or other compilation established by any Governmental Body of facilities or sites that require or potentially require investigation, removal actions, remedial actions or any other response under any Environmental Laws.

                  "Contracts" has the meaning set forth in Section 6.12.

                  "Disclosure Schedule" has the meaning set forth in Article VI.

                  "Employee Plan" has the meaning set forth in Section 6.19(a).

                  "Employment Agreements" has the meaning set forth in Section 2.3(c).

                  "Environmental Conditions" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, Release or emission of any Hazardous Materials.





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

                  "Environmental Laws" means all laws, treaties, compacts, settlement or consent agreements, orders, writs, injunctions, judgments, rules, regulations, statutes, ordinances, common law principles, decrees or orders or other binding requirements with or of any national, international, provincial, federal, state, municipal, local or foreign Governmental Body relating to the environment (including, without limitation, natural resources) or the health of humans or other living organisms, including, without limitation, (a) the control, Release or remediation of any Hazardous Material or potential Hazardous Material or protection of the air, water or land, (b) generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or (c) exposure to hazardous, toxic or other substances alleged to be harmful, and (d) final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any Governmental Body, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any such Governmental Body. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder, as currently in effect or as subsequently amended: the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11011 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; and any similar state, federal, foreign or local statute or ordinance, including, without limitation, the New Jersey Industrial Site Recovery Act.

                  "Environmental Remediation Costs" means all costs and expenses of any Person of actions or activities to (a) clean up or remove or remediate Hazardous Materials, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials, (c) prevent, minimize or mitigate or otherwise respond to the Release or threatened Release of Hazardous Materials, or injury or damage from such Release, or (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for reasonable legal, engineering or other consultant services, for investigation, testing, sampling and monitoring (including, without limitation, medical monitoring), for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and may hereafter be amended.

                  "ERISA Affiliate" means any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with the Company, is a member of a controlled group within the meaning of Section 4001 (a) of ERISA.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Financial Statements" has the meaning set forth in
Section 6.9(a).

                  "FLSA" means the Fair Labor Standards Act.

                  "Governmental Body" means any court or any federal, state, local, municipal, or other government or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  "Hazardous Materials" means any (a) toxic or hazardous materials or substances; (b) solid, liquid or gaseous wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and Releases of petroleum products; and (e) any other chemical, pollutant, contaminant, waste or other substance (including, without limitation, any product) that is regulated by or pursuant to any Environmental Law.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnified Party" has the meaning set forth in Section 5.5.

                  "Indemnifying Party" has the meaning set forth in Section 5.5.

                  "Indemnity Claim" has the meaning set forth in Section 5.6

                  "Intellectual Property" means all intellectual property rights, including, without limitation, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes, technologies and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, strategies and proposals), (f) all computer software (including data and related documentation and all source codes and object codes), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Interim Balance Sheet" has the meaning set forth in Section 6.9(a).





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

                  "Interim Balance Sheet Date" has the meaning set forth in
Section 6.9(a).

                  "Knowledge" of or with respect to the Company means the actual knowledge of Roy D. Tartaglia, Richard A. Thomas, Domenick Nardone, James MacGeorge and Dena Borch.

                  "Laws" has the meaning set forth in Section 6.7(g).

                  "Leased Real Property" has the meaning set forth in Section 6.7(e).

                  "Liens" has the meaning set forth in Section 6.7(e).

                  "Litigation" has the meaning set forth in Section 6.13.

                  "Material Adverse Change" means an occurrence or event which has had or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

                  "Net Worth" has the meaning set forth in Section 2.4.

                  "Past Due Accounts Receivable" shall mean the accounts receivable reflected on SCHEDULE 6.9(c) to be delivered at the Closing which are more than 90 days past due. Retainages not yet due and owing shall not be included in the amount of Past Due Accounts Receivable.

                  "Permits" has the meaning set forth in Section 6.15.

                  "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, limited liability company, cooperative or other business organization or a governmental entity or agency thereof.

                  "Product Liability" has the meaning set forth in
Section 6.22(a).

                  "Purchase Price" shall mean $11,000,000 (Eleven Million Dollars).

                  "Purchased Shares" has the meaning set forth in Section 2.1.

                  "Purchaser Indemnified Parties" has the meaning set forth in
Section 5.2.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment.

                  "Representatives" has the meaning set forth in Section 2.5.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Sellers" means the individuals whose names are set forth on SCHEDULE A hereto.

                  "Shares" means the shares of Common Stock issued and outstanding and owned of record and beneficially by the Sellers.

                  "Tangible Assets" has the meaning set forth in Section 6.7(f).

                  "Target Amount" has the meaning set forth in Section 2.4.

                  "Tax" or "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, environmental, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and custom duties. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. ss. 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

                  "Tax Reserve" has the meaning set forth in Section 6.10(b).

                  "Tax Return" shall mean any return, report, information statement, and other documentation (including, without limitation, all schedules, exhibits and other attachments thereto and any other additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax (including, without limitation, estimated Taxes).

                  "Taxable Period" means any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period) with respect to which any Tax may be imposed under any applicable statute, rule, or regulation.

                  "Unassumed Liabilities" means: (a) Sellers' obligations and liabilities arising under this Agreement; (b) any obligation of the Company, any of the Company's subsidiaries or Sellers for Taxes (including, without limitation, FICA and other employee withholding Taxes relating to employees or independent contractors) with respect to any Taxable Period (or portion thereof) ending on or prior to the Closing Date in excess of the Tax Reserve reflected on the Closing Date Balance Sheet as finally determined pursuant to Section 2.4;
(c) any and all Taxes (including any penalties and interest in respect thereof), of the Company or any of its subsidiaries (i) pursuant to Treas. Reg. ss. 1.1502-6 or any comparable provision of state, local, or foreign law with respect to any Taxable Period beginning before the Closing Date (other than Taxes for which an adequate reserve has been provided on the Closing Date Balance Sheet, as finally determined pursuant to Section 2.4) and (ii) pursuant to any guaranty, indemnification, Tax sharing, or similar agreement made on or before the Closing Date relating to the sharing of liability for, or payment of, Taxes, in each case whether determined on a separate, consolidated, combined, group or unitary basis; (d) all recordation, stamp, transfer, filing, documentary or similar fees or Taxes relating to the transactions contemplated by this Agreement, except to the extent accrued or reserved for on the Closing Date Balance Sheet as finally determined pursuant to Section 2.4; (e) any and all costs, fees and expenses incurred by any Seller, the Company or the Company's subsidiaries in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, except to the extent accrued or reserved for on the Closing Date Balance Sheet as finally determined pursuant to Section 2.4; (f) any liability, contract, commitment or other obligation of the Company or any of its subsidiaries, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of Sellers contained in or made pursuant to this Agreement; (g) any obligation, liability or expense of the Company or any of its subsidiaries with respect to any Litigation, other than any such obligation, liability or expense paid by the Company's insurance providers; (h) any obligation, liability or expense of the Company or any of its subsidiaries arising out of a violation or other instance of non-compliance with the Fair Labor Standards Act, the Consent Judgment or the Wireless Agreement occurring on or prior to the Closing Date; (i) any obligation, liability or expense of the Company or its subsidiaries in connection with qualifying or requalifying any of such subsidiaries in states where such subsidiaries currently conduct business but are not qualified or as to which such qualification was revoked; or (j) any obligation, liability or expense of the Company or its subsidiaries under (i) any illegal subtenancies as referenced in the Disclosure Schedule or (ii) the lease with Werwaiss & Co. Inc. arising in connection with the failure to obtain the consent of the landlord to an assignment of the lease as required by such lease.

                  "Unaudited Financial Statements" has the meaning set forth in
Section 6.9(a).

                      II. THE TRANSACTION AND THE CLOSING

         Section 2.1 THE TRANSACTION. Subject to the terms and conditions of this Agreement, on the Closing Date, (i) each Shareholder agrees to sell the shares of common stock of the Company set forth opposite such Seller's name on SCHEDULE A hereto (collectively, the "Purchased Shares") and (ii) each of the Purchasers agrees to purchase the number of Purchased Shares set forth opposite its name on SCHEDULE A for its pro-rata portion of the Purchase Price as set forth opposite its name on SCHEDULE A (the "Transaction"). Each Purchaser agrees to pay its portion of the Purchase Price (as indicated on SCHEDULE A hereto) to the Representatives on behalf of the Sellers and the Representatives shall pay each Seller its portion of the Purchase Price, subject to Section 2.4 hereof.

         Section 2.2 CLOSING. Subject to the provisions of Articles III and IV hereof, the closing (the "Closing") of the Transaction shall take place at the opening of




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

business on June 14, 1999, New York time, at the offices of Dewey Ballantine
LLP or such other time, place or date as the Parties may mutually agree. Failure to consummate the transactions provided for in this Agreement on the date and time selected pursuant to this Section 2.2 shall not, except as permitted by
Section 11.1 hereof, result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

         Section 2.3 DELIVERIES. On the Closing Date:

                  (a) Sellers shall deliver to each of the Purchasers certificates representing its share of the Purchased Shares, accompanied by stock powers duly executed in blank, in each case with signatures guaranteed by a national bank or member of the New York Stock Exchange, and with all necessary stock transfer and other documentary stamps attached.

                  (b) The Company and each of Roy D. Tartaglia and Richard A. Thomas shall deliver executed employment and non-competition agreements in the respective forms attached as EXHIBIT 2.3(B) (1) and EXHIBIT 2.3(B) (2) hereto (the "Employment Agreements").

                  (c) Each of Sellers, the Company and Purchasers shall deliver all certificates, opinions and other documents required to be delivered pursuant to Articles III and IV hereof.

                  (d) Each of Roy Tartaglia, Richard Thomas, the Thomas Family Trust and the Tartaglia Family Trust (the "Escrow Shareholders") and the Purchasers shall have delivered an executed Escrow Agreement in the form attached hereto as EXHIBIT 2.3(D) (the "Escrow Agreement") for the establishment of an escrow account, to be referred to as the "Escrow Account", and the Escrow Shareholders shall deposit 4,007,893 Shares (other than the Purchased Shares) into the Escrow Account, which Shares shall be disbursed in accordance with the Escrow Agreement.

                  (e) Each of the Purchasers shall pay its portion of the Purchase Price as set forth on SCHEDULE A hereto to the Representatives on behalf of Sellers by wire transfer of immediately available funds to an account specified by the Representatives on the Closing Date.

                  (f) Crest will lend $5,000,000 (Five Million Dollars) to the Company to be evidenced by a Promissory Note which funds will be used to redeem certain outstanding Shares pursuant to a Share Repurchase Agreement.

         Section 2.4 NET WORTH ADJUSTMENT. No later than 15 days after the Closing Date, the Representatives shall deliver to Purchasers (i) a certificate signed by the Representatives certifying the amount of the Company's Net Worth as of the Closing Date and (ii) the Closing Date Balance Sheet. No later than 30 days after delivery of the Closing Date Balance Sheet, Purchasers shall complete a review of the Closing Date Balance Sheet and shall inform the Representatives in writing that the Closing Date Balance Sheet is acceptable or object to the Closing Date Balance Sheet in writing setting forth a specific description of Purchasers' objections. If Purchasers object to the Closing Date Balance Sheet and the Representatives do not agree with Purchasers' objections or such objections are not resolved on a mutually agreeable basis within 30 days of the Representatives' receipt of Purchasers' objections, any such disagreement shall be promptly submitted to a mutually acceptable "big five" accounting firm that is unaffiliated with either party (the "Unaffiliated Firm"). The Unaffiliated Firm shall resolve such dispute within 30 days after said Unaffiliated Firm's engagement by the parties. The decision of such Unaffiliated Firm shall be final and binding upon the Representatives and Purchasers and its fees, costs and expenses shall be borne by the party against whom the Unaffiliated Firm shall rule. In the event that the Closing Date Balance Sheet as finally determined pursuant to this Section
2.4 reveals that the Company's Net Worth as of the Closing Date was less than $3,979,647 (Three Million Nine Hundred Seventy-Nine Thousand Six Hundred Forty-Seven Dollars) (the "Target Amount"), the aggregate Purchase Price shall be reduced by the amount of such deficiency, and the Representatives on behalf of the Sellers shall pay to Purchasers pro rata cash in an amount equal to such deficiency. For purposes hereof, "Net Worth" shall mean total assets less total liabilities of the Company and its subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles applied on a basis consistent with that of the Audited Financial Statements except as otherwise provided on the Disclosure Schedule. Any payment pursuant to this subsection shall be made within 5 Business Days of determination by wire transfer of immediately available funds to an account specified by each Purchaser.

         Section 2.5 APPOINTMENT OF REPRESENTATIVES.

                  (a) For the period beginning on the date hereof and ending upon the later of (x) the expiration of the last representation and warranty pursuant to Article VI of this Agreement, or (y) the date upon which the last of any remaining claims for indemnification by or against the Sellers under Article V of this Agreement are settled and satisfied, each of the Sellers hereby irrevocably appoints and authorizes Roy D. Tartaglia and Richard A. Thomas (the "Representatives") and each of them as such Seller's agents to deal with Purchasers and the Company regarding all matters arising under this Agreement (except to the extent that this Agreement expressly provides for any action to be taken or other matters to be dealt with by the Sellers themselves), and with respect thereto, each of the Sellers hereby constitutes and appoints each of the Representatives as such Seller's true and lawful attorneys and agents to sign the name of such Seller on or with respect to any and all agreements, certifications and instruments (including, but not limited to, settlement agreements and consents) in connection with matters arising under or in connection with this Agreement, and any waiver of any provisions of, and resolution of any disputes or uncertainties arising under, this Agreement. Each of the Sellers agrees that the Representatives, and each of them, shall represent the Sellers for all purposes of this Agreement, including, without limitation, (A) the negotiation, determination or settlement of any adjustments to the Purchase Price in accordance with the terms of this Agreement, (B) the receipt of any portion of the Purchase Price, which each Seller agrees shall be delivered to the Representatives on behalf of such Seller and such Seller shall not look to Purchasers or the Company therefor but delivery to the Representatives shall satisfy Purchasers' obligation with respect thereto, (C) the negotiation and settlement of any and all claims made by or against the Sellers under Article V hereof, (D) the receipt of notices and
(E) the exercise of any rights with respect to the Sellers' obligations hereunder and the modification or amendment of the terms of this Agreement and the waiver of any provisions hereof, and resolution of disputes or uncertainties arising hereunder and thereunder (except to the extent that this Agreement expressly provides for any action to be taken or other matters to be dealt with by the Sellers themselves). Any Purchaser shall be protected in acting upon any written notice, instruction, waiver, consent, receipt or other paper or document which such Purchaser believes in good faith to be delivered by the Representatives.

                  (b) In all cases under this Section 2.5, the Representatives shall discharge their duties in good faith and in a manner the Representatives reasonably believe to be in the best interests of the Sellers, but by virtue of acting as Representatives shall not be deemed a fiduciary of, or to have an obligation of trust in respect of, any of the Sellers. Said power of attorney shall not be affected by the subsequent incapacity or death of any Seller but shall be binding upon and inure to the benefit of the estate, personal representatives, heirs and permitted assigns of such Seller. In the event of the death or incapacity of one of the Representatives, the other Representative shall become the sole Representative. In the event of the death or incapacity of both of the Representatives, Domenick Nardone shall act as successor Representative.

                  (c) Each of the Sellers hereby ratifies and confirms all that said attorneys or agents shall do or cause to be done by virtue of this Section
2.5. Each Seller also agrees that such Seller shall be bound by all decisions of the Representatives pursuant to the authority granted pursuant to this Section 2.5, and that such authority granted pursuant to this Section 2.5 may not be revoked during the term of this Agreement or during the period described in the first sentence of Section 2.5(a). Anything in this Agreement to the contrary notwithstanding, and in all cases under this Section 2.5, the Sellers (other than the Representatives) jointly and severally agree that (A) the Representatives, acting in their capacity as such, shall have no liability or obligation (in contract, tort or otherwise) to any Sellers for any action or failure to act on the part of the Representatives except to the extent that the same is found in a final judgment by a court of competent jurisdiction or in a final settlement signed by the Representatives to have resulted from their bad faith, gross negligence or willful misconduct and any action or failure to act by the Representatives taken in accordance with this Section 2.5 shall not be deemed to have so resulted in any such liability or obligation; (B) the Representatives shall be protected in acting upon any written notice, instruction, waiver, consent, receipt or other paper or document which the Representatives in good faith believe to be genuine; and (C) the Representatives shall not be required to attempt to enforce any provision of this Agreement on behalf of the Sellers if the Representatives, in their sole discretion and in good faith, decide that such provision or enforcement thereof is not material.

                           (i) Each Seller agrees that the provisions of this
                  Section 2.5 shall survive the Closing and shall not terminate.

             III. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASERS

         The obligation of each of the Purchasers under this Agreement to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the satisfaction of Purchasers (any of which may be waived in writing in whole or in part by Purchasers):

         Section 3.1 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of the Sellers and the Company contained in this Agreement (including the Disclosure Schedule hereto) shall be true and correct in all respects on and as of the Closing Date.

         Section 3.2 PERFORMANCE BY SELLERS AND THE COMPANY. Sellers and the Company shall have performed and complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

         Section 3.3 CERTIFICATE. Purchasers shall have received a certificate, dated the Closing Date, signed by Sellers, to the effect that the conditions set forth in Sections 3.1 and 3.2 have been satisfied.

         Section 3.4 OPINION OF COUNSEL FOR SELLERS AND THE COMPANY. Purchasers shall have received from Lasser Hochman, L.L.C., counsel to Sellers and the Company, a written opinion, dated the Closing Date, substantially in the form attached hereto as EXHIBIT 3.4.

         Section 3.5 LEGAL PROHIBITION. On the Closing Date, no injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action, suit or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. Between the date hereof and the Closing Date, no federal, state or local statute, rule or regulation shall have been enacted or deemed applicable by any government or governmental or administrative agency or court the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of Purchasers to own the Purchased Shares.

         Section 3.6 CONSENTS, PERMITS, LICENSES' ETC. All authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Body or other regulatory authority or third party (including, without limitation, all parties to each of the Contracts) in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the ownership by Purchasers of the Purchased Shares shall have been duly obtained and shall be satisfactory to each Purchaser and its counsel, and copies thereof shall be delivered to Purchasers at or prior to the Closing.

         Section 3.7 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change from the Interim Balance Sheet Date to the Closing Date which has not been consented to by Purchasers in writing.

         Section 3.8 CLOSING MATTERS. All proceedings to be taken by Sellers and the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to Purchasers and its counsel. Section 3.9 HSR ACT. If applicable, waiting periods under the HSR Act with respect to the purchase of the Purchased Shares shall have been terminated or shall have expired.

         Section 3.10 SECRETARY'S CLOSING CERTIFICATE. Purchasers shall have received a certificate dated the Closing Date in form and substance reasonably satisfactory to it from the Secretary or Assistant Secretary of the Company certifying that (i) attached to such certificate are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the transactions contemplated by this Agreement which remain in full force and effect, (ii) attached to such certificate are true, correct and complete copies of the certificates or articles of incorporation and by-laws of the Company, each as amended, to the Closing Date, and (iii) the incumbency of each officer of the Company executing this Agreement and all documents and instruments executed in connection therewith on behalf of the Company.

         Section 3.11 EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Each of Roy D. Tartaglia and Richard A. Thomas shall have delivered executed Employment Agreements.

         Section 3.12 STOCKHOLDERS AGREEMENT. The parties shall have executed a Stockholders Agreement in form and substance acceptable to each Party.

         Section 3.13 GOOD STANDING CERTIFICATE. Purchasers shall have received an original or telefacsimile certificate of good standing of the Company issued by the Secretary of State of the State of New Jersey and of each subsidiary of the Company issued by the Secretary of State of the state of incorporation of such subsidiary, each dated as of the Closing Date.

         Section 3.14 DIRECTORS AND OFFICERS OF THE COMPANY. The Company shall have delivered (or caused to be delivered) to Purchasers written resignations, effective as of the Closing, of all directors of the Company except Roy D. Tartaglia from their respective directorships, together with waivers and releases by such directors terminating any obligation of the Company to pay director's fees, benefits under any Plan or other compensation, reimbursement of expenses or other amounts of any nature and designees of Crest constituting at least a majority of the Board of Directors of the Company shall have been elected to the Board of Directors of the Company.

         Section 3.15 ESCROW AGREEMENT. The Escrow Agreement shall be in full force and effect.

         Section 3.16 CONSULTING AGREEMENT. The Sellers shall have paid all amounts owing, now or in the future, under the Consulting Agreement between the Company and George Fenwick dated September 30, 1994.

         Section 3.17 POWERS OF ATTORNEY. Purchasers shall have been provided evidence of the termination of the powers of attorney set forth in the Disclosure Schedule for any taxable periods following the Closing Date.

         Section 3.18 ESTOPPEL. Purchasers shall have been provided an estoppel letter in form and substance reasonably acceptable to it from Local Union No. 3, Electrical Workers, AFL-CIO as to compliance by Queens Cable Contractors with all provisions of the prior and any existing collective bargaining agreement.

             IV. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

         The obligation of Sellers under this Agreement to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Sellers (any of which may be waived in writing in whole or in part by Sellers):

         Section 4.1 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of Purchasers contained in this Agreement shall be true and correct in all respects on and as of the Closing Date.

         Section 4.2 PERFORMANCE BY PURCHASERS. Purchasers shall have performed and complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         Section 4.3 CERTIFICATE. Sellers shall have received a certificate, dated the Closing Date, signed by an authorized officer of each Purchaser, to the effect that the conditions set forth in Sections 4.1 and 4.2 have been satisfied.

         Section 4.4 LEGAL PROHIBITION. On the Closing Date, no injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action, suit or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

         Section 4.5 CLOSING MATTERS. All proceedings to be taken by Purchasers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to Sellers and their counsel.

         Section 4.6 HSR ACT. If applicable, all waiting periods under the HSR Act with respect to the purchase of the Purchased Shares shall have been terminated or shall have expired.

                               V. INDEMNIFICATION

         Section 5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements contained in this Agreement and the right of indemnification with respect to breaches thereof shall survive the Closing, regardless of any investigation made by Purchasers or Sellers or on their behalf, and shall remain in full force and effect as follows: (a) all representations and warranties other than those set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.10, 6.14 relating to FLSA and
6.19 relating to FLSA and ERISA and the right of indemnification with respect to breaches thereof shall remain in full force and effect until the third anniversary of the Closing Date except as to any matters with respect to which a claim shall have been made pursuant to Section 12.5 before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim, including all applicable periods for appeal; (b) all representations and warranties set forth in Sections 6.10, and 6.19 relating to FLSA and ERISA and the right to indemnification with respect to breaches thereof shall remain in full force and effect until six months following the expiration of the applicable statute of limitations (including any extension thereof), except as to any matters with respect to which a claim shall have been made pursuant to Section 12.5 before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim, including all applicable periods for appeal; and (c) all representations and warranties set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 and 6.14 relating to FLSA, all covenants and agreements and the right of indemnification with respect to breaches thereof shall survive forever (subject to any applicable statute of limitations and any extension thereof). The indemnification obligations provided under this Article V shall be the exclusive remedy of each party thereto for the recovery of money damages with respect to the matters described herein; provided that, (i) any party hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement or to seek any other remedy to which they are entitled in equity, (ii) nothing herein shall preclude a party from bringing an action for fraud, and (iii) nothing herein shall limit any party's right of setoff.

         Section 5.2 SELLERS' INDEMNITY. Subject to the limitations of Section 5.7, Sellers, jointly and severally, shall indemnify and hold harmless each Purchaser and the Company, and their respective directors, officers, partners, shareholders, employees, Affiliates, successors and assigns (collectively, the "Purchaser Indemnified Parties") at all times against and in respect of any damage, loss, cost, including, without limitation, Environmental Remediation Costs, expense, Tax or liability or obligation (including amounts paid in investigation or settlement and reasonable attorneys' fees) direct or indirect, known or unknown, foreseeable or unforeseeable, resulting to any of them from or in connection with:

                  (a) any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition on the part of Sellers or the Company under this Agreement;

                  (b) all Unassumed Liabilities;

                  (c) the failure of the corporate record books of each of the Company and its subsidiaries to completely and accurately record all material corporate action taken by the shareholders and the boards of directors and committees thereof;

                  (d) the failure of the Sellers to constitute all of the shareholders of the Company as of the Closing Date or any third party not a Seller asserting a claim of ownership of any equity security of the Company or any subsidiary dating from any period preceding the Closing Date.

                  (e) all claims, complaints, actions, suits, proceedings, demands, assessments, fines, penalties, judgments, orders, costs and expenses incident to any of the foregoing.

         Section 5.3 PURCHASERS' INDEMNITY. Each Purchaser, severally but not jointly, shall indemnify and hold harmless Sellers at all times after the Closing Date against and in respect of:

                  (a) any damage, loss, cost, expense or liability (including amounts paid in investigation or settlement and reasonable attorneys' fees) resulting to any of them from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition on the part of such Purchaser under this Agreement; and

                  (b) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

         Section 5.4 RELEASE. Each Seller hereby agrees that he will not make any claim for indemnification against the Company or any of its Affiliates by reason of the fact that he was a director, officer, shareholder, employee, or agent of the Company or any of its Affiliates or was serving at the request of the Company or any of its Affiliates as a partner, trustee, director, officer shareholder, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, attorneys' fees or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought pursuant to
Section 5.2 hereunder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         Section 5.5 NOTICE AND DEFENSE OF CLAIMS. Each Purchaser Indemnified Party and each Seller entitled to indemnification under this Article V (each, an "Indemnified Party") shall give notice to each party required to provide indemnification (each, an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought (which notice shall state the basis of the claim, the section or sections of this Agreement alleged to have been breached, and, to the extent feasible, the amount or an estimate of the amount of the claim), and shall permit the Indemnifying Party, at the Indemnifying Party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V unless and only to the extent such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. The Indemnified Party shall furnish such additional information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. This section shall not apply to tax proceedings, which are covered by Section 10.2(d) hereof.

         Section 5.6 REIMBURSEMENT. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation, covenant or agreement by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Article V is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party or any third party to which the Indemnified Party is liable (as determined in accordance with this Section 5.6) as directed by such Indemnified Party the amount of the Indemnity Claim; PROVIDED that with respect to any claim for indemnification by any Purchaser Indemnified Party under the following Sections, Purchasers may exercise such rights as set forth in the Escrow Agreement: Section 5.2(a) in connection with a breach of Section 6.5; Section 5.2(c); Section 5.2(d); and
Section 5.2(e) with respect to Sections 5.2(a) in connection with a breach of
Section 6.5, 5.2(c) and 5.2(d); PROVIDED, FURTHER, that the aggregate property held in the Escrow Account of any time shall not limit or otherwise affect the liability or obligations of the Sellers pursuant to this Article V. For purposes hereof, the Indemnity Claim shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the rate of seven and one-half percent (7.5%) per annum from the date of notice that the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided, until the Indemnity Claim shall be paid or set off.

         In addition to its other obligations under this Section 5.6, each Indemnifying Party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding for which indemnification may be required pursuant to this Article V, it will, if it does not assume the defense thereof, reimburse the Indemnified Party on a monthly basis for all reasonable legal fees or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Indemnifying Party's obligation to indemnify the Indemnified Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Indemnified Party shall promptly return it to the Indemnifying Party, together with interest at the rate of seven and one-half percent (7.5%) per annum. Any such interim reimbursement payments which are not made to the Indemnified Party within 30 days of a request for reimbursement shall be subject to set-off as set forth in the preceding paragraph and shall bear interest at the rate of seven and one-half percent (7.5%) per annum from the date of such request.

         Section 5.7 LIMITATIONS.

                  (a) Notwithstanding anything to the contrary contained herein, the Purchaser Indemnified Parties, shall not be entitled to indemnification from the Sellers with respect to any of the matters referred to in Section 5.2 above, including, without limitation, indemnification with respect to Unassumed Liabilities, until the aggregate losses suffered by the Purchaser Indemnified Parties, and for which indemnification is available hereunder exceed the sum of
(i) $150,000 (One-Hundred Fifty Thousand Dollars), plus (ii) the amount by which the Company's Net Worth as of the Closing Date exceeds the Target Amount, if any, whereupon the Purchaser Indemnified Parties shall be entitled to claim indemnification for all losses suffered and for which indemnification is available hereunder; PROVIDED, HOWEVER, that the aggregate liability of the Sellers shall not exceed $15,000,000 (Fifteen Million Dollars).

                  (b) The indemnification obligations with respect to representations and warranties of the Sellers in Article VII are several obligations. This means that the particular Seller making the representation or warranty will be solely responsible to the extent provided in this Article V for any indemnification to which the Purchaser Indemnified Parties may be entitled as a result of any breach thereof. The indemnification obligations with respect to the representations and warranties of the Company in Article VI and all covenants of the Company and Sellers in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in this Article V for the entirety of any indemnification to which the Purchaser Indemnified Parties may be entitled as a result of any breach or nonfulfillment thereof.

                  (c) Sellers and Purchasers acknowledge and agree that certain customers of the Company have held back amounts due and payable to the Company in the amount of $20,500 on account of possible defects in the Company's products and services ("Retainages"). Notwithstanding anything to the contrary contained herein, the Sellers shall not be liable to the Purchasers or the Company under this Article V or otherwise for the failure of all or any part of the Retainages to be paid over to the Company.

         Section 5.8 GROSS-UP. Any indemnification payments made pursuant to this Article V shall be treated by the parties, to the extent permitted by applicable law, as an adjustment to the Purchase Price unless determined otherwise in a final determination as defined in Section 1313 of the Code. If any indemnification payment is determined to be taxable to the party receiving such payment by any taxing authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt or accrual of such payment (taking into account any actual reduction in tax liability to the receiving party) and any costs and expenses (including reasonable attorneys' fees) incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, dispute, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes). The amount recoverable by an Indemnified Party shall take into account the value of any insurance recoveries or actual reduction in Tax liability realized by such Indemnified Party, and arising from the same incident or set of facts or circumstances giving rise to the claim for indemnity.

               VI. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchasers that except as set forth on the disclosure schedule which disclosure schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article VI (the "Disclosure Schedule"):

         Section 6.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority and all licenses, permits and authorizations necessary to conduct its business and to own, lease and operate the properties and assets used in connection therewith. Each of the Company and its subsidiaries is in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of properties and assets requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not cause a Material Adverse Change, which jurisdictions are listed on the Disclosure Schedule. Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of its certificate of incorporation or by-laws true, correct and complete copies of which have been delivered to Purchasers.

         Section 6.2 SUBSIDIARIES. The Company has no direct or indirect subsidiaries, whether or not consolidated, and no direct or indirect interests or investments in any other Person involved in the Business. The Disclosure Schedule sets forth the state of organization and business address for each subsidiary.

         Section 6.3 DUE AUTHORIZATION. The Company has full right, power and authority to enter into this Agreement and the other documents required to be delivered by it hereunder, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other documents required to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company.

         Each of this Agreement and the other documents required to be delivered hereunder has been duly executed and delivered by the Company. This Agreement is and each other agreement contemplated hereby to which the Company will be a party will be, upon execution and delivery thereof by the Company, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 6.4 NO CONFLICT. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by the Company will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) any law, statute, regulation, order, judgment or decree or (iii) any instrument, contract or other agreement to which the Company or any of the Company's subsidiaries is a party or by which the Company or any of the Company's subsidiaries (or any of their respective properties or assets) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Shares or the assets or properties of the Company or any of its subsidiaries; (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any instrument, contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries (or any of their respective properties or assets) is subject or bound or require the Company or any of its subsidiaries to prepay any amount thereunder; (d) require the Company or any of its subsidiaries to obtain any authorization, consent, approval or waiver from, to give any notification to, or to make any filing with, any governmental body or authority or to obtain the approval or consent of any other Person; or (e) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit, license, qualification, authorization or approval applicable to the Company or any of its subsidiaries.

         Section 6.5 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 55,000,000 shares of Common Stock, of which the Shares constitute the only issued and outstanding shares and the Company does not hold any shares of its capital stock in its treasury. The Shares are owned, of record and beneficially, by the Sellers in the amounts set forth on the Disclosure Schedule, free and clear of all liens, charges, encumbrances, claims, rights of others, mortgages, pledges or security interests and are not subject to any agreements or understandings among any Persons with respect to the voting or transfer thereof. The Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares were issued in compliance with all applicable federal and state securities laws. The Shares were not issued in violation of any pre-emptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, instruments or understandings of any character to which the Company is a party or by which the Company is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of the Company's capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, to which the Company is a party or by which the Company is bound, obligating the Company to purchase, redeem or otherwise acquire any of its capital stock. The Company is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting transfer or otherwise relating to voting, dividend or other rights with respect to the capital stock of the Company.

                  (b) The authorized and outstanding capital stock of each subsidiary of the Company is set forth on the Disclosure Schedule hereto. All outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding securities of any subsidiary of the Company has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, instruments or understandings of any character to which the Company or any of its subsidiaries is a party or by which any Seller, the Company or any of its subsidiaries is bound, obligating the Company or any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of any such subsidiary or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, of any subsidiary of the Company to purchase, redeem or otherwise acquire any of its capital stock. Neither the Company nor any subsidiary of the Company is a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting transfer or otherwise relating to voting, dividend or other rights with respect to the capital stock of any subsidiary of the Company.

         Section 6.6 OWNERSHIP OF SHARES. The Company is the legal and beneficial owner of all of the outstanding capital stock of each subsidiary of the Company. The Company owns all of the outstanding capital stock of each subsidiary of the Company, free and clear of all claims, charges, equities, liens (including Tax liens), security interests, pledges, mortgages or encumbrances whatsoever.

         Section 6.7 TITLE TO AND CONDITION OF ASSETS.

                  (a) The Company and each of its subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in or valid licenses to use, all of its respective assets, free and clear of any liens, charges, options, security interests or other encumbrances of any nature, options to purchase or lease, easements, restrictions, covenants, conditions, or imperfections of title, except the lien of current personal property Taxes not yet due and payable. All of such assets are adequate for the purposes for which such assets are currently used or held for use and are in reasonably good repair and operating condition (subject to normal wear and tear).

                  (b) The Disclosure Schedule contains a true, correct and complete list of all automobiles and vehicles owned, leased or used by the Company or any of its subsidiaries, indicating whether each such automobile or vehicle is leased.

                  (c) The Disclosure Schedule contains a true, correct and complete list of all machinery, equipment, computers and computer hardware, tools, supplies, leasehold improvements, construction in progress, furniture, fixtures, and other tangible personal property (other than vehicles and automobiles) owned, leased or used by the Company or any of its subsidiaries, indicating with respect to all such listed property whether such property is leased.

                  (d) Neither the Company nor any of its subsidiaries owns any real property.

                  (e) The Disclosure Schedule contains a true, correct and complete list of all leases of real property or buildings or other units under which the Company or any of its subsidiaries is a lessee (collectively, the "Leased Real Property"). The Company has a valid and subsisting leasehold interest in all of the Leased Real Property, free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, options, equities, conditional sales contracts, title retention agreements, encroachments, conditions, limitations, security interests, charges and restrictions (collectively, "Liens"), except for Liens, if any, for real property taxes not yet due and payable, and all restrictive covenants, easements and rights, including, but not limited to, easements for power lines, water lines, communication lines, sewer, roadways and other means of ingress and egress, to which the Leased Real Property may be subject or which are necessary to conduct the business conducted on such Leased Real Property. The Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases and all such leases are valid and enforceable in accordance with their respective terms, are in full force and effect, and there is not under any such lease any default by the Company or any of its subsidiaries or, to the Knowledge of the Company, by any other party to any such lease, or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such a default. The consummation of the transactions contemplated by this Agreement will not require notification to or the consent or approval of any lessor of any of the Leased Real Property except as set forth on
SCHEDULE 6.7(E). True, correct and complete copies of the leases with respect to the Leased Real Property have been delivered or made available to Purchasers.

                  (f) All buildings, structures, improvements, fixtures, facilities, equipment and all components of all buildings, structures and other improvements included within the Leased Real Property, including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein (collectively, the "Tangible Assets") are usable in the regular and ordinary course of business. To the Company's Knowledge, there are no unsatisfied requests for any repairs, restorations or improvements to the Leased Real Property or any Tangible Assets from any governmental entity, there are no ongoing material repairs to the Leased Real Property or any Tangible Assets being made by or on behalf of the Company or any of its subsidiaries, and no portion of the Leased Real Property or any Tangible Assets currently requires repair or replacement which has knowingly been deferred. No person other than the Company or one of its subsidiaries owns any equipment or other Tangible Assets necessary to the operation of the Business, except for items under valid lease to the Company or one of its subsidiaries. Neither the Company nor any of its subsidiaries has transferred any air rights or development rights relating to the Leased Real Property. The Company and its subsidiaries have no outstanding contracts or commitments for any improvements or capital expenditures with respect to the Leased Real Property which have not been either fully paid for or reflected on the Closing Date Balance Sheet.

                  (g) None of such Leased Real Property is subject to any pending condemnation or similar proceeding by any Governmental Body and to the Knowledge of the Company, no such condemnation is threatened. The use and operation of the Leased Real Property is in full compliance with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions of every Governmental Body having jurisdiction over any of the Leased Real Property and every instrumentality or agency thereof (including, without limitation, Environmental Laws and applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, construction, occupancy, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"). There are no circumstances which would interfere with the continued use and operation of the Leased Real Property following the Closing in the manner currently conducted without the granting of any special permit, exception, approval or variance. Neither any Seller, the Company nor any of the Company's subsidiaries has received any written notice of any violation (or claimed violation) of or investigation regarding any Laws or any condemnation action or proceeding with respect to any of the Leased Real Property.

                  (h) No portion of the Leased Real Property has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

                  (i) The Company has made available to Purchasers true, correct and complete copies of any title policies and surveys with respect to the Leased Real Property.

         Section 6.8 ENVIRONMENTAL MATTERS.

                  (a) (i) All Permits required under Environmental Laws that are necessary for the operations of the Business, the Leased Real Property and the Tangible Assets ("Environmental Permits") have been obtained and are in full force and effect, and Sellers and the Company are unaware of any basis for revocation or suspension of any such Environmental Permits; (ii) no Environmental Laws impose any obligation upon Purchasers, Sellers, the Company or the Company's Affiliates, as a result of any transaction contemplated hereby, to provide any prior notification to any governmental entity of the transactions contemplated hereby; and (iii) the Business has at all times been operated in full compliance with all such Environmental Permits and within the production levels or emission levels specified in such Environmental Permits.

                  (b) The Sellers (with respect to the Business), Company and its subsidiaries have at all times complied with all applicable Environmental Laws.

                  (c) There are no existing, pending or, to the Knowledge of the Company, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any Governmental Body directed against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries is subject to any orders, judgments, decrees or settlements, and none of the Sellers, the Company or any of its subsidiaries has received or is otherwise aware of any notices, claims or other communications alleging any potential liability of the Company or any of its subsidiaries, which pertain or relate to Environmental Laws, including, without limitation, (i) any remedial obligations at any location under any Environmental Law, (ii) violations of any Environmental Law at any location, (iii) personal injury or property damage claims relating to a Release of Hazardous Materials at any location, or (iv) Environmental Remediation Costs.

                  (d) There has been no Release of any Hazardous Materials by the Company or the Company's subsidiaries or, to the Knowledge of the Company, any other Person, on, to, from or underlying the Leased Real Property.

                  (e) No asbestos-containing materials or polychlorinated biphenyls are present in, on or to the Knowledge of the Company, underlying the Leased Real Property.

                  (f) Neither the Company nor any of its Subsidiaries have owned or operated, nor to the Knowledge of the Company has any other Person owned or operated, any underground storage tanks, sumps or septic fields, active or abandoned, at any of the Leased Real Property.

                  (g) Purchasers have been provided with all engineering, geologic, environmental reports and other documents in the possession or control of the Company, any Seller or any of the Company's subsidiaries relating to the Leased Real Property, including, without limitation, those relating to (i) any Environmental Conditions existing on the Leased Real Property and (ii) any violations of any Environmental Laws.

                  (h) All Hazardous Materials generated, used, stored, transported, treated, disposed of or otherwise handled by or on behalf of the Company or any of its subsidiaries have been generated, used, stored, transported, treated, disposed of and otherwise handled in compliance with all applicable Environmental Laws.

                  (i) None of the Sellers (with respect to the Business) or the Company or any of the Company's subsidiaries has any current liability, nor is there any liability on the part of the Sellers (with respect to the Business), the Company, any of the Company's subsidiaries or the Purchasers which may be reasonably anticipated, for Environmental Remediation Costs at any location.

                  (j) None of the Sellers (with respect to the Business) or the Company or any of its subsidiaries has any current liability, nor is there any liability on the part of the Sellers (with respect to the Business), the Company, any of the Company's subsidiaries or the Purchasers which may be reasonably anticipated, under Environmental Laws (including, without limitation, for the violation of any Environmental Law or Environmental Remediation Costs) in connection with any businesses or properties previously owned, leased, operated or otherwise used by the Company or any of its current or former subsidiaries or any of their predecessors.

                  (k) Neither of the Company nor any of its subsidiaries has ever performed or authorized the performance of vehicle fueling, maintenance or, except as performed in compliance with Environmental Law, washing at any location owned, leased, or operated by any of them.

         Section 6.9 FINANCIAL INFORMATION.

                  (a) The Company has delivered to Purchasers (i) true, correct and complete copies of the Company's consolidated audited balance sheets as of May 31, 1996, 1997 and 1998 and the related statements of operations and cash flows (together with the auditors' reports thereon) for each of the years in the three-year period ended May 31,1998, together with notes to such financial statements (the "Audited Financial Statements"), and (ii) true, correct and complete copies of the Company's consolidated unaudited balance sheets as at February 28, 1999 and 1998 and the related statements of operations and cash flows for the nine-month periods then ended (the "Unaudited Financial Statements"). The Audited Financial Statements, the Unaudited Financial Statements and the Closing Date Balance Sheet, as finally determined pursuant to
Section 2.4, are herein collectively referred to as the "Financial Statements." The consolidated unaudited balance sheet of the Company at February 28, 1999 is herein referred to as the "Interim Balance Sheet," and February 28, 1999 is herein referred to as the "Interim Balance Sheet Date."

                  (b) The Financial Statements are in accordance with the books and records of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby. The balance sheets included in the Financial Statements present fairly as of their respective dates the consolidated financial condition of the Company and its subsidiaries (subject, in the case of the Unaudited Financial Statements, to year end adjustments that may be required upon audit, which adjustments will not have a material adverse effect on such financial statements). All liabilities and obligations of the Company and its subsidiaries, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed on the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. The statements of operations and cash flows included in the Financial Statements present fairly the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods indicated (subject, in the case of the Unaudited Financial Statements, to year end adjustments that may be required upon audit, which adjustments will not have a material adverse effect on such financial statements), and the notes included in the Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the Financial Statements do not contain any items of special or non-recurring income material to the Company or its subsidiaries or other income not earned in the ordinary course of business except as expressly specified therein.

                  (c) The accounts receivable of the Company and its subsidiaries as set forth on the Closing Date Balance Sheet are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and, except for the Past Due Accounts Receivable, are collectible at the full recorded amount thereof (less the allowance for collection losses recorded on such balance sheet (excluding the allowance for collection losses with respect to the Past Due Accounts Receivable)) by use of the Company's normal collection methods without resort to litigation or reference to a collection agency. The Company has not entered into any agreements with any Customers or clients since the date of the Financial Statements, nor will the Company enter into any agreements with any Customers or clients between the date hereof and the Closing Date, where it did not have, or does not have, a reasonable basis to believe that said Customer has the ability to pay, as and when due, for the services rendered by the Company. The books and records of the Company state correctly the facts with respect to each account receivable of the Company, and the balance due thereon. Each payment reflected on such books or records as having been made on each such account receivable was made by the respective account debtor and not directly or indirectly by any director, officer, employee or agent of the Company, as the case may be, unless such Person is shown on said books and records as such account debtor. Each document and instrument evidencing, securing or relating to each account receivable, including, without limitation, each insurance policy, certificate, bill and statement is correct and complete in all material respects, is genuine and valid and is enforceable in accordance with its terms, and is not subject to any defense, claim of disability, counterclaim or offset and, to the Company's and Seller's knowledge, there is no threatened, intended or proposed defense, claim of disability, counterclaim or offset with respect thereof, subject to a normal allowance for doubtful accounts. Each account receivable and each document and instrument, and each transaction underlying or relating to it conforms in all material respects, including, without limitation, in respect of interest rates charged, notices given and disclosures made, to the requirements and provisions of each applicable law, rule, regulation or order relating to credit, consumer credit, credit practices, credit advertising, credit reporting, retail installment sales, credit cards, collections, usury, interest rates and truth-in-lending, including, without limitation, the Federal Truth in Lending Act, as amended, and Regulation Z issued by the Board of Governors of the Federal Reserve System thereunder.

                  (d) All inventory of the Company and its subsidiaries, including, without limitation, raw materials, work-in process and finished goods, reflected on the Closing Date Balance Sheet was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of business; is valued at the lower of cost or market in accordance with generally accepted accounting principles and consistent with the Financial Statements; and is not subject to any write down or write-off. Neither the Company nor any of its subsidiaries is under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

                  (e) The Company and its subsidiaries have no liabilities of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including, without limitation, documentary or standby letters of credit, workers' compensation claims, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than liabilities set forth on the Interim Balance Sheet and liabilities which have arisen after the Interim Balance Sheet Date in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement or a lawsuit).

                  (f) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect the transactions undertaken by and the assets and liabilities of the Company and its subsidiaries.

                  (g) The Disclosure Schedule sets forth (i) the name and address of every bank and other financial institution in which the Company or any of its subsidiaries maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto and (ii) all securities, time certificates and other investments in securities in excess of Twenty Thousand Dollars ($20,000) owned by the Company or any of its subsidiaries, the name of the registered holder thereof, the location of the certificates therefor, the maturity date, if any, and any stock powers or other authority of transfer granted with respect thereto.

                  (h) Since the Interim Balance Sheet Date there has been no Material Adverse Change, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise; and, to the Knowledge of the Company, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

         Section 6.10 TAXES.

                  (a) All Tax Returns required to be filed by, on behalf of or with respect to the Company, each of its subsidiaries or any Affiliated Group of which the Company or any of its subsidiaries is or was a member have been prepared in the manner required by applicable law and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects. No such Tax Returns have been audited or are currently being audited.

                  (b) All Taxes payable, whether or not shown (or required to be shown) on a Tax Return, by, on behalf of or with respect to the Company, each of its subsidiaries or any Affiliated Group of which the Company or any of its subsidiaries is or was a member, or in respect of their income, assets or operations (including interest and penalties) have been fully and timely paid, and adequate reserves or accruals for Taxes (without regard to deferred Tax assets and liabilities) have been provided in the Financial Statements with respect to any Taxable Period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing (the "Tax Reserve"). The Company and each of its subsidiaries have made all required estimated tax payments for the fiscal year ended May 31, 1999 to avoid any underpayment penalty.

                  (c) Neither the Company nor any of its subsidiaries has executed or filed with any taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

                  (d) The Company and each of its subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406 and 6041 through 6049 of the Code, and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (e) The Company has made available to Purchasers true and complete copies of (i) all U.S. federal, state, local and foreign income or franchise Tax Returns of the Company and each of its subsidiaries relating to the taxable periods since June 1, 1995 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and any of its subsidiaries, or their income, assets or operations. All income and franchise Tax Returns filed by, on behalf of or with respect to the Company and each of its subsidiaries for the taxable years ended on the respective dates set forth on the Disclosure Schedule have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns have expired.

                  (f) The Disclosure Schedule lists all material types of Taxes paid and material types of Tax Returns filed by, on behalf of or with respect to the Company and each of its subsidiaries and indicates those Taxes with respect to which the Company and each of its subsidiaries is or has been a member of an Affiliated Group for any Tax purpose. No claim has been made by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

                  (g) All deficiencies asserted or assessments made as a result of examinations by any taxing authority of the Tax Returns of or covering or including the Company or any of its subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor have the Sellers, the Company or any of its subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised in writing by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed adjustment or deficiency for any subsequent Taxable Period. The results of any settlement and the necessary adjustments resulting therefrom are properly reflected in the Financial Statements.

                  (h) Neither the Company, its subsidiaries or any other Person (including any of the Sellers) on behalf of the Company or its subsidiaries has
(i) filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) or Section 482 of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or otherwise or has any Knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company or its subsidiaries, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any Taxable Period ending on or before the Closing Date to any Taxable Period ending thereafter, (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or any of its subsidiaries, or (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                  (i) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (j) Neither the Company nor any of its subsidiaries is a party to any tax sharing or similar agreement or arrangement (whether or not written) relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period.

                  (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any amount that would not be deductible by the Company or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                  (l) The Company and each of its subsidiaries has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

                  (m) Neither the Company nor any of its subsidiaries is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

                  (n) There are no security interests or liens as a result of any unpaid Taxes upon any of the assets of the Company or any of its subsidiaries.

                  (o) All material Tax elections of the Company and each of its subsidiaries are clearly set forth in the Tax Returns described in Section 6.10(e). Neither the Company nor any of its subsidiaries has elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 473, 1017, 1033 or 4977 of the Code.

                  (p) Except as otherwise set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries has ever been a member of any Affiliated Group of corporations for any Tax purposes, other than the Affiliated Group of which the Company is the parent. Neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company and its subsidiaries) under Section 1.1502-6 of the Treasury regulations under the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Except as otherwise set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or could be treated as a pass-through or transparent entity for any Tax purpose.

                  (q) None of the Sellers is a foreign person within the meaning of Section 1445 of the Code.

                  (r) Neither the Company nor any of its subsidiaries has filed an election pursuant to Revenue Procedure 95-11, 1995-1 C.B. 505 or under Treasury regulation Section 1.1502-75(c) or any similar provision of foreign, national, international, state or local law.

                  (s) Since the Interim Balance Sheet Date, neither the Company nor any of its subsidiaries has incurred any liability for Taxes outside of the ordinary course of business.

                  (t) Neither the Company nor any of its subsidiaries has any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (E.G., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the Closing Date.

                  (u) Neither the Company nor any of its subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. The stock of neither the Company nor any of its subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

                  (v) There are no outstanding options, warrants, securities convertible into stock, or other contractual obligations that might be treated for U.S. federal income tax purposes as stock or another equity interest in the Company or any of its subsidiaries.

                  (w) None of the indebtedness of the Company or any of its subsidiaries constitutes "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code.

         Section 6.11 EVENTS SUBSEQUENT TO THE INTERIM BALANCE SHEET DATE. Since the Interim Balance Sheet Date, neither the Company nor any of its subsidiaries has (a) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities, liabilities under contracts entered into, borrowings under banking facilities disclosed in the Schedules hereto and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business;
(b) discharged or satisfied any lien or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Interim Balance Sheet (including, without limitation, regularly scheduled payments (but not prepayments) of long-term debt) and current liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business; (c) failed to pay or discharge when due its liabilities or obligations except liabilities and obligations being contested in good faith by appropriate proceedings, which are described on the Disclosure Schedule; (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property Taxes not yet due and payable; (e) sold, assigned or transferred any of its tangible assets except for the sale of inventory in the ordinary course of business, canceled any debt or claim, or waived any right of substantial value in the ordinary course of business; (f) sold, assigned, transferred or granted any license with respect to any Intellectual Property;
(g) suffered any damage or destruction to a material asset, whether or not covered by insurance; (h) made commitments or agreements for capital expenditures or capital additions or betterments exceeding $25,000 individually and $150,000 in the aggregate; (i) received notice or had Knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or could reasonably be expected to have an adverse effect on its business, operations, assets, properties, prospects or condition (financial or otherwise); (j) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers disclosed pursuant to Section 6.23; (k) (1) granted any severance or termination pay to any of its directors, officers, employees, independent contractors or consultants, except in the ordinary course of business; (2) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, employees, independent contractors or consultants, except in the ordinary course of business consistent with past practice; (3) increased any benefits payable under any existing severance or termination pay policies or agreements with directors, officers, employees, independent contractors or consultants, except in the ordinary course of business consistent with past practice; (4) increased the compensation, bonus or other benefits payable to any of its directors, officers, employees, independent contractors or consultants, except in the ordinary course of business consistent with past practice; or (5) made any loan to, or entered into any other transaction with, any of its shareholders, directors, officers, employees, independent contractors or consultants; (1) made any material change in the manner of its business or operations; (m) made any material change in any method of accounting or accounting practice; (n) declared, set aside or paid any dividend or made any distribution on any shares of its capital stock (whether in cash or in kind), or redeemed, purchased, or otherwise acquired any shares of its capital stock; (o) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; (p) made or authorized any change in its charter, by-laws or other organizational documents; (q) issued any shares of capital stock or granted any options, warrants or other rights to acquire the same; (r) entered into or committed to enter into any transactions between or with any affiliate of the Company or Sellers; (s)(1) changed any practice with respect to Taxes, (2) made, changed or revoked any Tax election or
(3) settled or compromised any Tax liability; or (t) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         Section 6.12 CONTRACTS, OBLIGATIONS AND COMMITMENTS. Neither the Company nor any of its subsidiaries has any existing contract, obligation or commitment (written or oral) of any nature, including, without limitation, the following:

                  (a) Employment, bonus, severance, independent contractor or consulting agreements, retirement, stock bonus, stock option, or similar plans;

                  (b) Loan or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging, granting or creating a lien or security interest or other encumbrance on any of its assets or any agreement or instrument evidencing any guaranty of payment or performance by any other Person;

                  (c) Agreements with any labor union or collective bargaining organization or other labor agreements;

                  (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services in excess of $25,000 individually or $150,000 in the aggregate;

                  (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses;

                  (f) Agreements which would, after the Closing Date, limit the freedom of the Company and its subsidiaries or Purchasers to compete in any line of business or in any geographic area or with any Person;

                  (g) Agreements providing for the disposition of any of its properties or assets or any shares of its capital stock;

                  (h) Any distribution, dealer, representative or sales agency agreement, contract or commitment;

                  (i) Any commitment or agreement for capital expenditures or leasehold improvements;

                  (j) Any license, franchise, distributorship or other agreement which relates in whole or in part to any Intellectual Property;

                  (k) Any contract, commitment or arrangement not made in the ordinary course of business;

                  (l) Agreements with the federal government or any state or local government or any agency thereof; or

                  (m) any contract, commitment or arrangement or agreement for indemnification or contribution.

Each contract, agreement, arrangement, plan, lease, license or similar instrument to which the Company or any of its subsidiaries is a party, (collectively, the "Contracts"), is a valid and binding obligation of the Company or its subsidiary which is party thereto, as applicable, and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect, and neither the Company or any of its subsidiaries nor, to the Company's Knowledge, any other party thereto has breached any material provision of, nor is in default under the terms of (and, to the Company's Knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of the Contracts. The Company has made all payments and performed all obligations required to be paid or performed on or before the date of this Agreement and otherwise complied with the provisions of all of the Contracts. Neither the Company nor any Seller has received notice of default, defense, offset, counterclaim, termination or acceleration with respect to any of the Contracts. To the Company's Knowledge, no Contract contains any contractual business requirement with which there is a reasonable likelihood that the Company or its subsidiary which is party thereto, as applicable, will be unable to comply. Each Contract (other than those which expire in accordance with the terms thereof) will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby. The Contracts comprise all of the leases, rental and occupancy agreements, contracts, agreements, plans and commitments required in order to conduct the Business as it has been and is now conducted. The consummation of the Transaction does not constitute an assignment or require the consent of any other party under the terms of any or all of such Contracts. The Company has duly exercised all rights and options to renew or extend the expiration date of all leases, rental and occupancy agreements included in the Contracts, to the extent any such right or option would expire prior to the Closing Date or within 60 days thereafter. None of the Contracts contain(s) any present or future restriction on the Company's right to conduct the business of the Company as presently conducted.

         Section 6.13 LITIGATION. Neither the Company, any Affiliate or subsidiary of the Company, nor any of their respective directors, officers, employees or agents (in their capacity as such) is a party to any pending or, to the Company's Knowledge, threatened, claim, action, suit, proceeding or investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal, including, without limitation, any claim, action, suit, proceeding or investigation (a) arising in connection with the conduct of business by the Company and its subsidiaries, (b) to restrain, prohibit or invalidate, or to obtain damages or other relief from the Company or any of its Affiliates or subsidiaries, or any of their respective directors or officers, or equitable or other relief in respect of this Agreement or the transactions contemplated hereby, (c) which arises out of any contract, agreement, letter of intent or arrangement alleged to have been entered into or agreed to by Sellers, the Company or one of the Company's subsidiaries and which conflicts with this Agreement or the transactions contemplated hereby, or gives rise to a claim or right of any kind of any Person as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (d) which, if successful, could adversely affect the right of each Purchaser after the Closing Date to own the Company and its subsidiaries or to conduct the Business, or (e) to suspend, revoke, annul, limit, terminate, amend or modify any Permit (collectively, "Litigation"). Neither the Company nor any of the Company's subsidiaries is a party or is subject to any order, ruling, judgment, decree or stipulation which affects the Business or which would prevent the transactions contemplated by this Agreement.

         Section 6.14 COMPLIANCE WITH LAW. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules, regulations, ordinances, codes, standards and court or administrative orders and processes (including, without limitation, any that relate to transportation, zoning, communications, consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity, the Fair Labor Standards Act and improper payments). The Company and its subsidiaries have not received any written notice from any governmental authority, and to the Company's Knowledge, none is threatened, alleging that the Company or any of its subsidiaries has violated, or not complied with, any of the above.

         Section 6.15 LICENSES; REGISTRATIONS; PERMITS; ETC. The Company and each of its subsidiaries and each of their respective officers, directors, employees and independent contractors possess all governmental registrations, licenses, permits, authorizations, consents and approvals (collectively referred to herein as "Permits") necessary to operate the Business as currently conducted, which necessary Permits are set forth on the Disclosure Schedule. All such Permits are in full force and effect and no such party is in default under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. All such Permits are issued to and in the name of the Company or one of its subsidiaries. The consummation of the Transaction will not constitute an assignment or transfer of any of the Permits or require the consent of any Person, and none of the Permits obligate the Company or will obligate the Company upon the consummation of the Transaction for the payment of any further charges or assessments in order to maintain them in full force and effect. True and correct copies of the Permits (including, without limitation, Environmental Permits) issued most recently by the applicable authorities with respect to the operation of the business of the Company have been made available to Purchasers prior to the date hereof. Neither the Company nor the Sellers has received written or, to the Knowledge of the Company, verbal notice of any action or proceeding which has been initiated or is proposed to be initiated by any Governmental Body having jurisdiction thereof, to either revoke, withdraw or suspend any of the Permits (including, without limitation, Environmental Permits) or any judicial or administrative agency judgment or decision not to renew any of the Permits (including, without limitation, Environmental Permits) or any licensure or certification action of any other type.

         Section 6.16 BROKERS. Following the Closing Date, none of any Purchaser, the Company or any of the Company's Affiliates or subsidiaries will be subject to any claim for any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement or in connection with any contract, agreement, letter of intent or arrangement described in Section 6.13(c) hereof based on any arrangement or agreement made by or on behalf of Sellers, the Company or any of the Company's Affiliates and the Sellers will hold Purchasers harmless from any such claim, demand or liability.

         Section 6.17 INTELLECTUAL PROPERTY. The Disclosure Schedule contains a true and complete list of all patents, trademarks and service marks (either registered, common law or registration applied for), trade names, registered copyrights and third party licenses, except "shrinkwrap" software licenses, which are owned, used, registered in the name of or licensed by the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries otherwise has an interest, together with a brief statement as to any filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to the Company or any of its subsidiaries with respect thereto and as to any pending or, to the Knowledge of the Company, threatened disputes or adverse claims with respect thereto. The Company or one of its subsidiaries is the exclusive owner of all items listed on such Disclosure Schedule. The Company and its subsidiaries own or are licensed or otherwise have the right to use (without the payment by the Company or any subsidiary of any royalty, and otherwise on commercially reasonable terms) all the Intellectual Property necessary to carry on the Business as currently conducted. All licenses, if any, of the Company and its subsidiaries to use Intellectual Property necessary to carry on the Business as currently conducted are in full force and effect and neither the Company or any of its subsidiaries nor, to the best of the Company's Knowledge, any of the other parties to such licenses is in breach of any provision of, or in default under any of the terms of, such licenses. The Company and its subsidiaries have not granted any Person any license or other right to use any of the Intellectual Property necessary to carry on the Business as currently conducted, whether requiring the payment of royalties or not. The Company and its subsidiaries do not infringe upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another, and to the Company's Knowledge, no Person is infringing upon, or is in violation of, any Intellectual Property or rights thereto of the Company and its subsidiaries. Subsequent to the Closing, no current or former director, officer, stockholder or employee of the Company or its subsidiaries shall own, have an interest in or have the right to use any Intellectual Property which is being, or was at any time, utilized in the Business. There is no pending or, to the best of the Company's Knowledge, threatened claim or litigation against the Company or any of its subsidiaries contesting its right to use Intellectual Property, asserting the misappropriation or misuse of any Intellectual Property or asserting that the Company or any of its subsidiaries has violated or infringed the Intellectual Property of another party. This Agreement and the consummation of the transactions contemplated hereby will not in any manner affect the Company's and its subsidiaries' rights after the Closing with respect to, or their ability to use, the Intellectual Property necessary to carry on the Business as currently conducted on identical terms and conditions immediately subsequent to the Closing. Since January 1, 1994, the Company and its subsidiaries have not conducted business under any corporate, trade or fictitious name.

         Section 6.18 INSURANCE. The Disclosure Schedule sets forth all insurance agreements and policies maintained by the Company and its subsidiaries or under which the Company or one of its subsidiaries is listed as a beneficiary or additional insured (including any self-insurance arrangements) and the type and amounts of coverage thereunder, which coverage reflects all insurance which is required by Law to be maintained by the Company and its subsidiaries, true, correct and complete copies of which have been made available to Purchasers. During the past three years, neither the Company nor any of its subsidiaries has been refused insurance, nor has its coverage been limited, nor has any claim in excess of $1,000,000 been made in respect of any such insurance. All of such policies, agreements and arrangements are in full force and effect, neither the Company nor any of its subsidiaries is delinquent with respect to any premium payments thereon, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company and its subsidiaries maintain the type and amount of insurance which is adequate to protect them and their financial condition against the risks involved in the conduct of the Business. The Disclosure Schedule sets forth a description of all performance bonds and letters of credit which are required by law or any agreement, contract or commitment, including the Contracts, to be maintained or entered into by the Company or any of its subsidiaries, all of which are in full force and effect and comply with the requirements of the applicable law, contract or commitment. Since January 1, 1994 the Company has not been denied coverage by any insurance carrier, and the Company has carried and continues to carry all insurance coverage which may be required by the laws of the states in which any of the business of the Company is conducted and in such amounts and with such deductibles as are customary for other companies engaged in similar lines of business. The insurance coverage of the Company is sufficient to cover any losses, damages, costs or expenses arising out of or which could arise out of any litigation set forth in the Disclosure Schedule.

         Section 6.19 PLANS AND AGREEMENTS RELATING TO EMPLOYEES.

                  (a) The Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the Closing Date, was sponsored, maintained or contributed to by, or otherwise binding upon the Company or any of its subsidiaries or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any personnel policy, and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement described in (i), (ii) or (iii) above being herein referred to as an "Employee Plan").

                  (b) With respect to each Employee Plan, Sellers have made available to Purchasers true and complete copies of (1) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan; and (2), where applicable, (A) the last two annual reports (5500 series) filed with the Internal Revenue Service or the Department of Labor; (B) the most recent balance sheet and financial statement; (C) the most recent actuarial report or valuation statement; and (D) the most recent determination letter issued by the Internal Revenue Service, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the Internal Revenue Service or the Department of Labor within the last six years and any application therefor which is currently pending.

                  (c) Each Employee Plan has been maintained and administered in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and applicable law. With respect to each Employee Plan, (1) no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (2) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Company's Knowledge, threatened; and (3) to the Knowledge of Sellers and the Company, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company, any of its subsidiaries or the plan assets.

                  (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

                  (e) With respect to each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA, (1) the Employee Plan is a qualified plan under Section 401(a) of the Code, and its related trust is exempt from federal income taxation under Section 501 (a) of the Code; (2) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status; and (3) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code.

                  (f) Neither the Company nor any ERISA Affiliate has or any time in the past has had any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code, other than to a "multiemployer plan" (as defined in Section 3(37) of ERISA). The Disclosure Schedule identifies all Employee Plans which are also "multiemployer plans" within the meaning of
Section 3(37) of ERISA. With respect to each such multiemployer plan (1) neither the Company nor any subsidiary or ERISA Affiliate has incurred or expects to incur any withdrawal liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with a complete or partial withdrawal from such plan;
(2) neither the Company nor any subsidiary or ERISA Affiliate has received notice that any such plan is in reorganization, that increased contributions may be required in order to avoid a reduction in plan benefits or the imposition of excise tax liability, or that any such plan is or may become insolvent; (3) neither the Company nor any subsidiary or ERISA Affiliate has failed to make any required contributions; (4) no such plan is a party to any pending merger or asset or liability transfer; (5) there are no Pension Benefit Guaranty Corporation proceedings against or affecting any such plan; (6) neither the Company nor any subsidiary or ERISA Affiliate has (or may have as a result of the transactions contemplated hereby) any withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA; and (7) no withdrawal liability would be incurred if a complete or partial withdrawal were to occur with respect to any such plan immediately before the Closing.

                  (g) No Employee Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA is partially or fully funded through a trust. The Company, its subsidiaries and their ERISA Affiliates have complied in all respects with the provisions of Section 4980B of the Code with respect to any Employee Plan which is a group health plan within the meaning of Section 5001(b)(1) of the Code. Neither the Company nor any of its subsidiaries maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as prohibited by law, each Employee Plan may be unilaterally terminated and/or amended by the Company or its subsidiaries at any time.

                  (h) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

                  (i) The Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all current officers, employees and independent contractors of and consultants to the Company or any of its subsidiaries that received, for the year ended December 31, 1998, or are expected to receive, during the year ending December 31, 1999, annual base salary or other compensation in excess of $50,000. There are no covenants, agreements or restrictions to which the Company or any of its subsidiaries is a party or bound, including, but not limited to, employee non-compete agreements, prohibiting, limiting or in any way restricting any officer or employee listed on the Disclosure Schedule from engaging in any type of business activity in any location. To the Knowledge of the Company, no officer or employee listed on the Disclosure Schedule has any plans to terminate their employment. There has not been, and Sellers do not anticipate, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries has instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees, independent contractors or consultants.

                  (j) The Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees, independent contractors and consultants of the Company and its subsidiaries as of the date of this Agreement, including employees under any collective bargaining or labor contracts to which the Company or any of its subsidiaries is a party and which is applicable to persons employed by the Company or any of its subsidiaries, and, except as set forth therein, none of said individuals are subject to union or collective bargaining agreements. There have been no audits of the equal employment opportunity practices of the Company or its subsidiaries and, to the Knowledge of the Company, no basis for such an audit exists. There is no pending or, to the Knowledge of the Company, threatened union organizational effort, material labor dispute, strike or work stoppage against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any similar governmental agency. The Company and all of its subsidiaries have in the past been and are in compliance in all respects with all applicable collective bargaining agreements and laws respecting employment, employment practices, employment discrimination, labor relations, safety and health, wages, hours and terms and conditions of employment. Neither the Company nor any of its subsidiaries has experienced within the past 12 months a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101 et seq.

                  (k) The Company or RTK Corporation has made all payments to its or its subsidiaries' employees as required by the Consent Judgment against RTK Corporation filed December 16, 1991 in the U.S. District Court for the District of New Jersey (the "Consent Judgment"). The Company is in compliance with the provisions of the Consent Judgment. Wireless Cable Contractors, Inc. ("Wireless") has made all payments to its employees as required by the Agreement with the U.S. Department of Labor dated March 11, 1992 (the "Wireless Agreement"). Wireless is in compliance with the provisions of the Wireless Agreement.

         Section 6.20 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company or any of its subsidiaries nor any shareholder, officer, director, employee, agent or Affiliate of any of them has offered, paid or agreed to pay to any Person (including any governmental official) or solicited, received or agreed to receive from any Person, directly or indirectly, any money or thing of value for the purpose or with the intent of (a) obtaining or maintaining business for the Company and its subsidiaries, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of the Company and its subsidiaries.

         Section 6.21 RELATED TRANSACTIONS. No current or former director, officer, employee, independent contractor, consultant or Affiliate of the Company or any of its subsidiaries or any relative of any of the Sellers is presently, or during the last three fiscal years has been, (a) a party to any transaction with the Company or any of its subsidiaries (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee, independent contractor, consultant, Affiliate or relative), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company or any of its subsidiaries.

         Section 6.22 NO PRODUCT LIABILITIES; PRODUCT WARRANTIES.

                  (a) The Company and its subsidiaries have not, since January 1, 1995, incurred, nor does the Company know of or have any reason to believe there is any basis for alleging, any single "Product Liability Claim" which would cost the Company in excess of $10,000 (over and above any insurance payments made or to be made on behalf of the Company or its subsidiaries with respect to such Product Liability Claim) to satisfy or discharge. For the purposes of this Section 6.22(a), the term "Product Liability Claim" shall refer to any liability, damage, loss, cost or expense arising as a result of any defect or other deficiency, whether of design, materials, installation, workmanship, labeling, instructions or otherwise, with respect to any product sold or service rendered by the Company or any of its subsidiaries, whether such Product Liability Claim is incurred by reason of any express or, implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other) any statutory provision or otherwise.

                  (b) Sellers have furnished Purchasers with all forms of warranties or guarantees of products and services that are in effect or proposed to be used by the Company and its subsidiaries. There are no pending or, to the Knowledge of the Company, threatened claims against the Company or any of its subsidiaries under any warranty or guaranty. The Disclosure Schedule lists all payments or settlements in excess of $10,000 which are not covered by insurance made in respect of any such warranty or guaranty since January 1, 1996, indicating the name of each customer, the amount of each payment and a brief description of the facts relating thereto.

         Section 6.23 SUPPLIERS AND CUSTOMERS.

                  (a) The Disclosure Schedule lists (i) all suppliers to which the Company and its subsidiaries made payments during the year ended February 28, 1999, or expect to make payments during the year ending February 28, 2000, in excess of five percent (5%) of the cost of sales as reflected on the Company's consolidated statement of operations for the year ended February 28, 1998 and (ii) all customers that paid the Company and its subsidiaries during the year ended February 28, 1999 or that Sellers expect will pay to the Company and its subsidiaries during the year ending February 28, 2000, more than five percent (5%) of the Company's sales revenues as reflected on its consolidated statement of operations for the year ended February 28, 1998 ("Customers").

                  (b) None of the customers or suppliers listed on the Disclosure Schedule has terminated or discontinued their business with the Company and the Company has no Knowledge which might reasonably indicate that any of the customers or suppliers listed on the Disclosure Schedule intend to cease purchasing from, selling to, or dealing with, the Company and its subsidiaries, nor has any information been brought to the Sellers' attention which might reasonably lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company and its subsidiaries or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement. The Company has no Knowledge which might reasonably indicate, nor has any information been brought to Sellers' attention which might reasonably lead them to believe that,
(i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by the Company and its subsidiaries, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the Company and its subsidiaries.

         Section 6.24 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any of its subsidiaries.

         Section 6.25 AVAILABILITY OF DOCUMENTS. Sellers have made available to Purchasers copies of all documents, including, without limitation, all agreements, Contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, Permits and Intellectual Property listed in the Disclosure Schedule or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

         Section 6.26 ORDINARY COURSE. Since December 31, 1998, the Company, has conducted its business only in the ordinary course and consistently with its prior practices. From and after the date of this Agreement through and including the Closing Date, the Company shall have conducted its business only in the ordinary course and consistently with prior business practices.

         Section 6.27 EQUIPMENT. As of the date hereof and on the Closing Date, all equipment owned or leased by the Company and used in connection with the operation of the business of the Company shall be in good condition and working order, subject to such routine maintenance and repairs thereto as may be required in the ordinary course of the business of the Company, except as would not have, individually or in the aggregate, a Material Adverse Change.

         Section 6.28 DISCLOSURE. No information furnished by or on behalf of Sellers or the Company to Purchasers contains any untrue statement of a material fact or omits to state any material fact necessary to make the information disclosed not misleading.

         Section 6.29 OFFERING OF PURCHASED SHARES. Neither the Company nor any other agent acting on the Company's behalf has, directly or indirectly, offered the Shares or any similar security of the Company for sale to, or solicited any offers to buy the Shares or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with more than 6 Persons including the Purchasers, (all of which Persons are institutional accredited investors), and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the transfer or sale of the Purchased Shares to the provisions of Section 5 of the Securities Act, or to the registration or qualification requirements of any securities of Blue Sky law of any applicable jurisdiction.

                 VII. REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby represents and warrants to Purchasers that:

         Section 7.1 DUE AUTHORIZATION. Such Seller has full right, power and authority to enter into this Agreement and the other documents required to be delivered by him or her hereunder, to perform his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller. This Agreement is and each other agreement contemplated hereby to which such Seller will be a party will be, upon execution and delivery thereof by such Seller, a legal, valid and binding obligation of such Seller, enforceable against him or her in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 7.2 NO CONFLICT. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by such Seller will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) any law, statute, regulation, order, judgment or decree or (ii) any instrument, contract or other agreement to which such Seller is a party or by which such Seller or any of its properties or assets is subject or bound, or (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Shares owned by such Seller.

         Section 7.3 OWNERSHIP OF SHARES. Such Seller owns, of record and beneficially, the number of Shares set forth opposite such Seller's name on
SCHEDULE 1, free and clear of all claims, charges, equities, liens (including Tax liens), security interests, pledges, mortgages or encumbrances whatsoever. Upon consummation of the transactions contemplated hereby, each Purchaser will have good and valid title to its respective portion of the Purchased Shares, free and clear of any Liens other than Liens created by such Purchaser. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, instruments or understandings of any character to which such Seller is a party or by which such Seller is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of the Company's capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, to which such Seller is a party or by which such Seller is bound, obligating the Company to purchase, redeem or otherwise acquire any of its capital stock. Except as set forth on the Disclosure Schedule, such Seller is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting transfer or otherwise relating to voting, dividend or other rights with respect to the capital stock of the Company. Except as set forth on the Disclosure Schedule, such Seller has no direct or indirect interests or investments in any other Person involved in the Business.

         Section 7.4 OFFERING OF PURCHASED SHARES. Neither such Seller nor any agent acting on such Seller's behalf has, directly or indirectly, offered the Purchased Shares or any similar security of the Company for sale to, or solicited any offers to buy the Purchased Shares or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with more than 6 Persons including the Purchasers (all of which Persons are institutional accredited investors), and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the transfer or sale of the Purchased Shares to the provisions of Section 5 of the Securities Act, or to the registration or qualification requirements of any securities of Blue Sky law of any applicable jurisdiction.

                      VIII. REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASERS

         Each Purchaser hereby, severally but not jointly, represents and warrants to Sellers, with respect to itself only, that:

         Section 8.1 ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of the State of its organization, with full power and authority to own or lease its respective properties and carry on its respective businesses as presently conducted.

         Section 8.2 DUE AUTHORIZATION; NO CONFLICT.

                  (a) It has all requisite power and authority to execute and deliver this Agreement and the other documents required to be executed and delivered by it hereunder and to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by it of this Agreement and the other documents required to be executed and delivered by it hereunder, the performance by it of its respective obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed by it, and this Agreement is, and the other documents required to be executed and delivered by it hereunder will be, upon execution and delivery, its legal, valid and binding obligation enforceable against it in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

                  (b) Neither the execution and delivery by it of this Agreement and the other documents required to be executed and delivered by it hereunder nor the consummation of the transactions contemplated hereby and thereby will
(i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) its limited partnership agreement or other organizational documents, or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which it is a party or by which it (or any of its respective properties or assets) is subject or bound; (ii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which it is a party or by which it (or any of its respective properties or assets) is subject or bound which would have a material adverse effect on the business of Purchaser; or (iii) require it to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any governmental body or authority.

         Section 8.3 BROKERS. It has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

         Section 8.4 SECURITIES ACT MATTERS.

                  (a) It acknowledges that its representations and warranties contained in this Section 8.4 are being relied upon by Sellers as a basis for the exemption of the transfer of the Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

                  (b) It understands that (i) the Purchased Shares have not been registered under the Securities Act or any state securities laws and (ii) the Purchased Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

                  (c) It is acquiring the Shares for its own account and not with a current view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

                  (d) It and its attorneys, accountants, investment and financial advisors, if any, have had the opportunity to review the books and records of the Company and its subsidiaries and have been provided with access to such information as it or its advisors, if any, have requested.

                  (e) It is an "accredited investor" pursuant to Rule 501 under the Securities Act.

         Section 8.5 SUFFICIENT FUNDS. It has, or will have at Closing Date, sufficient funds available (through existing credit arrangements or otherwise) to pay its portion of the Purchase Price on the Closing Date.

         Section 8.6 EFFECT OF DUE DILIGENCE. It has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Company and its subsidiaries and acknowledges that it has been provided access to the personnel, properties, premises and records of the Company and its subsidiaries for such purpose. Each Purchaser acknowledges that none of the Company, any subsidiary of the Company or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to it or its agents or representatives, except as set forth or referred to in this Agreement and the other documents delivered pursuant hereto. The parties hereto agree that no investigation by or on behalf of any Purchaser into the business, operations, prospects, technology, assets or condition (financial or otherwise) of the Company and its subsidiaries shall diminish in any way the effect of any representations or warranties made by the Company or the Sellers in this Agreement or shall relieve the Sellers or the Company of any of their obligations under this Agreement.

                                 IX. COVENANTS

         Section 9.1 CONDUCT AND PRESERVATION OF BUSINESS. Sellers covenant that, except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company and each of its subsidiaries shall (i) conduct its business in the usual manner and not enter into any transactions outside the ordinary course of business; (ii) use its best efforts to maintain, preserve and protect its properties and assets and the Business, including, without limitation, to preserve its relationship with its employees, independent contractors, suppliers and customers and to preserve its goodwill;
(iii) comply with all laws, ordinances, rules, regulations and orders applicable to its business; (iv) not cause or permit to occur any of the events or occurrences described in Section 6.11 (except as set forth on the Disclosure Schedule; (v) continue to maintain and service the physical assets used in the conduct of the Business in the same manner as has been its consistent past practice; (vi) not declare, set aside or pay any dividend or make any distribution on any shares of its capital stock (whether in cash or in kind), or redeem, purchase or otherwise acquire any shares of its capital stock (except as set forth on the Disclosure Schedule); (vii) not take any action or omit to take any action which would result in the inaccuracy of any of Sellers' representations and warranties set forth herein if such representations or warranties were to be made immediately after the occurrence of such act or omission; (viii) properly maintain and repair all real and personal property owned or leased by the Company or the Shareholders and used in the business of the Company, so that such property at Closing is in the same condition as normally maintained by the Company; (ix) use its prudent business efforts to have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth on the Disclosure Schedule hereto or equivalent insurance; (x) refrain from granting any irrevocable powers of attorney or comparable delegations of authority; (xi) refrain from taking any action that would constitute, or fail to take any action that would prevent, a breach of or a default under any agreement, contract or understanding to which the Company is a party; (xii) use its prudent business efforts to preserve all Permits; (xiii) perform all obligations required to be performed by it under any Contracts; and (xiv) not enter into any collective bargaining agreement or other contract or agreement (or any amendment or modification thereto) with any labor union without the prior written consent of the Purchasers. Without limiting the foregoing, Sellers covenant that until the Closing Date or termination of this Agreement, except as set forth on the Disclosure Schedule, the Company and its subsidiaries will not change the compensation of any of their respective directors, officers, employees, independent contractors or consultants, or enter into any employment, severance or other agreement with any of such persons, except in the ordinary course of business.

         Section 9.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Sellers covenant that, between the date of this Agreement and the Closing Date, the Company and each of its subsidiaries will (i) permit Purchasers' authorized representatives and financing parties full access during normal business hours to all of its books, records, Tax Returns, reports and other Tax related materials (including, without limitation, Tax Returns filed and those in preparation as well as workpapers), offices and other facilities and properties; (ii) permit Purchasers to make such inspections thereof as Purchasers may reasonably request; and (iii) furnish Purchasers with such financial and operating data (including, without limitation, independent accountants' work papers) and other information as Purchasers may from time to time reasonably request; PROVIDED, HOWEVER, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company and its subsidiaries. Each party hereto will hold, and will cause their counsel, independent certified public accountants, appraisers, investment bankers and other advisors to hold in confidence any confidential data or information made available to it in connection with this Agreement in accordance with the Confidentiality Agreement between Crest and the Company dated December 1, 1998.

         Section 9.3 FILINGS AND AUTHORIZATIONS. Each Party covenants that it will, as promptly as practicable, (i) make, or cause to be made, all filings and submissions required under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for it to consummate the transactions contemplated hereby; (ii) use reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and governmental or public authorities or bodies necessary to be obtained by it, or any of its subsidiaries or Affiliates, in order for it so to consummate such transactions; and (iii) use its best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. Each party hereto will coordinate and cooperate with the other parties hereto in exchanging information and supplying such reasonable assistance as may be reasonably requested by any other party hereto in connection with the foregoing. The Company, Purchasers and Sellers shall make any filings required pursuant to the HSR Act and shall cooperate with each other to provide any information requested in connection with such filing. The Company agrees to pay any and all filing fees, costs and expenses, as they are incurred, with respect to any filing under the HSR Act in connection with the Purchasers' investment in the Company, including pursuant to any subsequent purchase, exchange or issuance of Shares, regardless of when such fees, costs and expenses are incurred.

         Section 9.4 PUBLIC ANNOUNCEMENTS. Unless and to the extent required by law, each Party (other than the Purchasers following the Closing Date) will agree in advance prior to the issuance of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other parties. In the event that any Party (other than the Purchasers following the Closing Date) is required to issue a press release or make a public statement by law, it will notify the other parties of the contents thereof in advance of the issuance or making thereof.

         Section 9.5 DISCLOSURE SCHEDULE. From time to time prior to the Closing, Sellers will promptly supplement or amend the Disclosure Schedule hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule.

         Section 9.6 FINANCIAL STATEMENTS.

                  (a) As soon as available and in any event within 30 days after the end of each fiscal month prior to the Closing Date, Sellers shall deliver to Purchasers such financial statements as are prepared by the Company and its subsidiaries in the ordinary course of business (all such financial statements shall be covered by and conform to the representations and warranties set forth in Section 6.9(b) hereof and shall be included in the term "Financial Statements" for purposes of Section 6.9(b) of this Agreement).

                  (b) Sellers, at the Company's expense, shall provide Purchasers or any Affiliate of Purchasers, as soon as practicable and in any event no later than 30 days after any Purchaser's written request therefor, with such financial statements relating to the Company and its subsidiaries as may be required by Rule 3-05 or Article II of Regulation S-X promulgated under the Securities Act and the Exchange Act in connection with the preparation and filing of any registration statement or periodic report by Purchasers or any Affiliate of Purchasers pursuant to the Securities Act or the Exchange Act, including, without limitation, unqualified opinions thereon of independent public accountants and consents thereof as required by the Securities Act or the Exchange Act or the rules and regulations thereunder.

         Section 9.7 ENVIRONMENTAL INSPECTIONS AND ASSESSMENTS. Purchasers shall have the right to inspect the records and the operations of the Company and its subsidiaries with respect to environmental matters, and shall have the right to require the Company to conduct Phase I assessments, as it deems appropriate. The representations, warranties, indemnities and other undertakings set forth herein shall not be affected by any such inspection or assessment or lack thereof, or the results of any such inspection or assessment. Purchasers shall make available to the Company prior to the Closing all reports relating to such inspections or assessments.

         Section 9.8 NO SHOPPING.

                  (a) The Company and Sellers covenant, jointly and severally, that, from and after the date hereof until the termination of this Agreement, without the express written consent of Purchasers, neither Sellers, the Company nor any of the Company's subsidiaries shall, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with any Person (other than any Purchaser or its Affiliates or their representatives) relating to the possible acquisition, whether by way of merger, reorganization, purchase of shares of capital stock, purchase of assets, management agreement, license or distribution agreement or otherwise (any such acquisition or other transaction or agreement being referred to herein as an "Acquisition Transaction"), of any interest in the Company or any of its subsidiaries (other than inventory or obsolete, damaged or worn assets sold or otherwise disposed of in the ordinary course of the Business and consistent with past practice), (ii) provide information with respect to the Company or any of its subsidiaries to any Person (other than any Purchaser or its Affiliates or their representatives) in connection with a possible Acquisition Transaction or (iii) enter into an agreement with any Person (other than any Purchaser or its Affiliates) concerning a possible Acquisition Transaction. Prior to the termination of this Agreement, if Sellers, the Company or any of the Company's subsidiaries receives an unsolicited offer or proposal relating to a possible Acquisition Transaction, Sellers shall immediately notify Purchasers and provide information to Purchasers as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal (including, without limitation, the proposed price and financing therefor).

                  (b) The Parties recognize and acknowledge that a breach by Sellers of this Section 9.8 will cause irreparable and material loss and damage to Purchasers as to which it will not have an adequate remedy at law or in damages. Accordingly, each Party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach. In addition, in the event of any breach of the foregoing which results in the acquisition by a Person other than any Purchaser or its Affiliates of a majority of the assets of the Business (measured by fair market value) or of the capital stock of the Company, Sellers shall promptly reimburse such Purchaser for all fees and expenses (including, without limitation, out-of-pocket expenses, fees and expenses of accountants, counsel and other advisors, and the like) incurred by them in connection with the transactions contemplated by this Agreement.

         Section 9.9 TAX COVENANTS.

                  (a) The Sellers shall cause the Company and each of its subsidiaries to file all Tax Returns (whether separate or consolidated, combined, group or unitary Tax Returns that include the Company or any of its subsidiaries) required to be filed (including extensions) by, on behalf of or with respect to the Company and each of its subsidiaries on or prior to the Closing Date and shall cause the Company to pay any and all Taxes shown as due, or required to be shown as due, on such Tax Returns. All such

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Tax Returns shall be prepared in a manner consistent with prior practice unless a past practice has been finally determined to be incorrect by the applicable taxing authority or a contrary treatment is required by applicable Tax laws (or judicial or administrative interpretations thereof). The Sellers shall cause the Company and each of its subsidiaries to provide Purchasers with copies of such completed Tax Returns at least 10 days prior to the due date thereof and shall not file any such Tax Returns without obtaining the prior written consent of Purchasers which shall not be unreasonably withheld or delayed.

                  (b) All contracts, agreements, or intercompany account systems under which the Company or any of its subsidiaries may at any time have an obligation to share the payment of any portion of a Tax (or any amount calculated with reference to any portion of a Tax) shall be terminated with respect to the Company and each such subsidiary as of the Closing Date, and the Company and each such subsidiary shall thereafter be released from any liability thereunder.

                  (c) At the Closing, each Seller shall deliver to Purchasers, pursuant to Section 1445(b)(2) of the Code and Treas. Reg. ss. 1.1445-2(b)(2), a duly executed certification of non-foreign status. Such certification shall conform to the model certification provided in Treas. Reg. ss. 1.1445-2(b)
(2)(iii)(A).

         Section 9.10 ESTOPPEL. The Company shall use reasonable efforts to obtain an estoppel letter in form and substance reasonably acceptable to Purchasers from Local Union No. 3 Electrical Workers AFL-CIO as to compliance by Queen Cable Contractors, Inc. with all provisions of the prior and existing collective bargaining agreements.

                      X. CERTAIN ACTIONS AFTER THE CLOSING

         Section 10.1 MAINTENANCE OF BOOKS AND RECORDS. Each Party shall preserve until the seventh anniversary of the Closing Date (or such longer period as may be required by applicable Laws) or, with respect to any pending claim subject to indemnification pursuant to Article V hereof, until final resolution of such claim, all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Company and its subsidiaries prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide any other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Company and its subsidiaries prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; PROVIDED, HOWEVER, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and FURTHER, PROVIDED, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care not to disclose such information except (1) as required by law, (2) with the prior written consent of such party, or (3) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives.

         Section 10.2 TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Purchasers and Sellers for certain Tax matters following the Closing Date:

                  (a) TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Purchasers shall prepare or cause to be prepared and file or cause to be filed, all Tax Returns required to be filed by, on behalf of or with respect to the Company or any of its subsidiaries for all Taxable Periods ending on or prior to the Closing Date which are required to be filed (including extensions) after the Closing Date. Purchasers shall permit Sellers to review and comment on each such Tax Return prior to filing. At least five (5) Business Days prior to the due date of any payment required to be made with respect to any such Tax Return, the Sellers shall pay to Purchasers an amount that reflects the excess of the Tax shown as due on such Tax Return over the Tax Reserve provided on the Closing Date Balance Sheet (as finally determined pursuant to Section 2.4), as appropriately reduced; PROVIDED, HOWEVER, that any obligation of the Sellers to make any payment to Purchasers pursuant to this sentence shall be subject to the limitations on indemnification set forth in Section 5.7.

                  (b) TAXABLE PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Purchasers shall prepare or cause to be prepared and file or cause to be filed any Tax Returns required to be filed by, on behalf of or with respect to the Company or any of its subsidiaries for Taxable Periods which begin before the Closing Date and end after the Closing Date. At least five (5) Business Days prior to the due date of any payment required to be made with respect to any such Tax Return, the Sellers shall pay to Purchasers an amount that is attributable to any Taxable Period ending on or prior to the Closing Date to the extent such amount exceeds the Tax Reserve provided on the Closing Date Balance Sheet (as finally determined pursuant to Section 2.4), as appropriately reduced; provided, HOWEVER, that any obligation of the Sellers to make any payment to Purchasers pursuant to this sentence shall be subject to the limitations on indemnification set forth in Section 5.7.

                  (c) COOPERATION ON TAX MATTERS.

                           (i) Each party hereto shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any claim, audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such claim, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company or its subsidiaries relating to any Taxable Period beginning before the Closing Date until the expiration of the statute of limitations

         (and, to the extent notified by Purchasers, any extensions thereof) of the respective Taxable Periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give Purchasers reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any Purchaser so requests, Sellers shall allow Purchaser to take possession of such books and records.

                           (ii) Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby) unless the result of such effort shall result in any cost or expense to any Seller.

                           (iii) Sellers further agree, upon request, to provide Purchasers with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department regulations promulgated thereunder.

                  (d) TAX AUDITS. Notwithstanding Section 5.5 hereof, Purchasers and the Representatives shall promptly notify each other in writing upon receipt by Purchasers, the Company, its subsidiaries or any Seller, as the case may be, of any notice of any audits, proposed adjustments, determinations, claims, assessments or administrative or court or other proceedings in respect of or in connection with Taxes (a "tax proceeding") against the Company or any of its subsidiaries for Taxable Periods of such Person ending on or before, or including, the Closing Date. The failure of one party to promptly notify the other party of any such tax proceeding shall not relieve either party of its indemnification obligations under Article V, except and only to the extent that such failure prejudices the defense of such tax proceeding. Notification given within 30 Business Days after the receipt of any notice of a tax proceeding shall be considered "prompt" notification for purposes of this Section 10.2(d). The Sellers shall have the sole right to represent the Company's interests in any tax proceeding relating solely to Taxable Periods of the Company ended on or prior to the Closing Date and to employ counsel of its choice at its own expense; PROVIDED, HOWEVER, that the Sellers' choice of counsel shall be subject to the approval of Purchasers, which approval shall not be unreasonably withheld; PROVIDED, FURTHER, HOWEVER, that Purchasers shall have the right to consult with Sellers regarding such tax proceedings and that any settlement or other disposition of any such tax proceeding may only be made with the consent of Purchasers, which consent shall not be unreasonably withheld. Purchasers shall have the sole right to represent the Company's interests in any tax proceeding relating to Taxable Periods beginning before and ending after the Closing Date and to employ counsel of its choice at its expense, subject to Purchasers' right to indemnification hereunder. Purchasers shall keep the Representatives informed of all material developments and events relating to such tax proceeding to the extent that such material developments and events relate to Taxable Periods ending on or prior to the Closing Date. Purchasers and Sellers each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding.

         Section 10.3 FURTHER ASSURANCES. Sellers from time to time after the Closing, at any Purchaser's request, will execute, acknowledge and deliver to such Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as such Purchaser may reasonably require in order to vest more effectively in such Purchaser, or to put such Purchaser more fully in possession of, the Purchased Shares or any of the assets or properties of the Company or its subsidiaries. Each of the parties hereto will cooperate with each other party hereto and execute and deliver to each other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         Section 10.4 FURTHER COVENANT. Following the Closing, the Company and the Purchasers shall use reasonable efforts to cause the Company to continue all rights to indemnification for acts or omissions now existing in favor of the current officers and directors of the Company and its subsidiaries as provided in their respective charters or bylaws or by law applicable to the Company and its subsidiaries to the fullest extent permitted thereby. The Company and its subsidiaries shall use reasonable efforts to obtain and maintain standard directors' and officers' insurance for the existing directors and executive officers of the Company and its subsidiaries.

                                XI. TERMINATION

         Section 11.1 TERMINATION EVENTS. Subject to the provisions of Section 11.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

                  (a) By either Representatives or Purchasers if a default or breach shall be made by the other party with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of the representations and warranties contained in Article VI, VII or VIII, as the case may be, and such default cannot be cured and has not been waived;

                  (b) By written mutual consent of Representatives and Purchasers;

                  (c) By either Representatives or Purchasers, if the Closing shall not have occurred, other than through failure of such party to fulfill its obligations hereunder, on or before June 30, 1999 or such later date as may be agreed upon by the parties;

                  (d) By Purchasers, if Sellers amend or supplement the Disclosure Schedule hereto in accordance with Section 9.5 hereof and Purchasers within fifteen (15) business days of receipt of such amendment or supplement gives the Seller's and Company written notice of termination;

                  (e) By Purchasers, if the conditions set forth in Article III hereof shall not have been met (or shall not, in the reasonable judgment of Purchasers, be capable of being met), or by Sellers, if the conditions set forth in Article IV hereof shall not have been met (or shall not, in the reasonable judgment of Sellers, be capable of being met), in each case by June 30, 1999; or

                  (f) By any Party, if the occurrence of the Transaction would violate any order, decree or judgment prohibiting the consummation of this Agreement.

         Section 11.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties hereunder shall terminate and no party shall have any right against the other party hereto, except as set forth in Sections 9.2, 9.3, 9.8 and this Section 11.2, and each party shall bear its own costs and expenses. Nothing contained in this Section 11.2 shall relieve any party from liability for any willful breach of the representations, warranties, covenants or agreements set forth in this Agreement.

                               XII. MISCELLANEOUS

         Section 12.1 EXPENSES. Except as provided in Article V or Sections 9.3,
9.8 or 11.2, the Company shall pay all accounting, consulting, finders, investment banking, legal and similar fees and expenses incurred by the Purchasers, the Company or Sellers relating to this Agreement, the negotiations leading up to the Agreement and the consummation of the transactions contemplated hereby.

         Section 12.2 AMENDMENTS AND WAIVERS. This Agreement shall not be amended or modified except by a writing duly executed by Purchasers, the Company and Sellers. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

         Section 12.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedule hereto and the other instruments, agreements and documents delivered pursuant to this Agreement, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter, including, without limitation, that certain letter of intent, executed on March 23, 1999 by and between BroadReach Communication Services, Inc., Roy D. Tartaglia and Richard A. Thomas. No party shall be deemed to make any representation, warranty or covenant to any other party with respect to this Agreement or the transactions contemplated hereby except for the representations, warranties and covenants contained herein (including the Disclosure Schedule and Exhibits hereto and any documents delivered pursuant hereto).

         Section 12.4 HEADINGS. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

         Section 12.5 NOTICES. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered to the persons identified below, or when received if sent by certified or registered first-class mail, return receipt requested, or by reputable overnight delivery service or by facsimile transmission, addressed as follows:

                  If to Sellers:            [Representatives]
                                            c/o RTK Group, Inc.
                                            120 Floral Avenue
                                            New Providence, NJ 07974
                                            Attn: Roy Tartaglia
                                            Telecopy: (908) 665-1647

                  With a copy to:           Lasser Hochman, L.L.C.
                                            75 Eisenhower Parkway
                                            Roseland, NJ 07068
                                            Attention: David Silver, Esq.
                                            Telecopy: (973) 226-0844

                  If to Crest:              Crest Communications Partners, L.P.
                                            320 Park Avenue, 17th Floor
                                            New York, NY 10022
                                            Attn: V. Michael Fitzgerald
                                            Telecopy: (212) 317-2710

                  With a copy to:           Crest Communications Partners, L.P.
                                            320 Park Avenue, 17th Floor
                                            New York, NY 10022
                                            Attn.: Matthew O'Connell
                                            Telecopy: (212) 317-2710

                                            BroadReach Communication Services,
                                            Inc.
                                            1001 W. Cypress Creek Road
                                            Suite 207
                                            Ft. Lauderdale, FL 33309
                                            Attn.: Craig Russey
                                            Telecopy: (800) 243-5198

                                            Dewey Ballantine LLP
                                            1301 Avenue of the Americas
                                            New York, NY 10019
                                            Attn: Richard A. Stenberg
                                            Telecopy: (212) 259-6333

                  If to Jackson I:          PPM America, Inc.
                                            225 West Wacker Drive, Suite 1200
                                            Chicago, IL  60606
                                            Attn:  Susan Perrino
                                            Telecopy:  (312) 634-0054

                  with a copy to:           Jackson National Life
                                            c/o PPM America
                                            225 West Wacker Drive, Suite 1200
                                            Chicago, IL  60606
                                            Attn:  Dave Binkley
                                            Telecopy:  (312) 634-0906

                  If to Jackson II:         Old Hickory
                                            c/o PPM America, Inc.
                                            225 West Wacker Drive, Suite 1200
                                            Chicago, IL  60606
                                            Attn:  Jay Dietrich/Jim Cox
                                            Telecopy:  (312) 634-2521

                  If to BancBoston:         100 Federal Street
                                            Boston, MA  02110
                                            Attn:  Lars Swanson
                                            Telecopy:  (617) 434-1153

Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

         Section 12.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 12.7 ASSIGNMENT. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, provided that any Purchaser may assign this Agreement to any of its Affiliates without obtaining prior written consent of any Party (in which case such Purchaser nonetheless shall remain responsible for the performance of its obligations hereunder).

         Section 12.8 COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

         Section 12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, without regard to the conflicts of laws principles thereof.

         Section 12.10 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

         Section 12.11 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                        CREST COMMUNICATIONS PARTNERS LP


                                        By: Crest Partners II LLC,
                                            its general partner



                                        By: WAT Capital LLC,
                                            its Managing Member


                                        By: /s/ William W. Sprague
                                            ------------------------------------
                                            Name: William W. Sprague
                                            Title: Managing Member



                                       JACKSON NATIONAL LIFE
                                          INSURANCE COMPANY


                                       By: PPM America, Inc., as attorney in
                                           fact, on behalf of Jackson National
                                           LifeInsurance Company


                                           By: /s/ David Brett
                                               ---------------------------------
                                               Name:  David Brett
                                               Title:  Managing Director


                                       OLD HICKORY FUND I, LLC

                                       By: PPM America, Inc., its Manager


                                           By: /s/ David Brett
                                            ------------------------------------
                                               Name:  David Brett
                                               Title:  Managing Director


                                        BANCBOSTON INVESTMENTS INC.



                                        By: /s/ Lars A. Swanson
                                            ------------------------------------
                                            Name: Lars A. Swanson
                                            Title: Vice President




                                       THE RTK GROUP, INC.


                                        By: /s/ Richard A. Thomas
                                            ------------------------------------
                                            Name:  Richard A. Thomas
                                            Title: Vice President

                                        /s/ Roy D. Tartaglia
                                        ----------------------------------------
                                        Roy D. Tartaglia


                                        /s/ Richard A. Thomas
                                        ----------------------------------------
                                        Richard A. Thomas


                                        /s/ Anthony Cassera
                                        ----------------------------------------
                                        Anthony Cassera


                                        /s/ Joseph Danno
                                        ----------------------------------------
                                        Joseph Danno


                                        /s/ Mark Gregor
                                        ----------------------------------------
                                        Mark Gregor


/s/ James Macgeorge IRA                 /s/ James Macgeorge
---------------------------------       ----------------------------------------
James MacGeorge                         James MacGeorge


                                        /s/ Robert Mclaughlin
                                        ----------------------------------------
                                        Robert McLaughlin


                                        /s/ Michael Moffitt
                                        ----------------------------------------
                                        A.G. Edwards & Sons, Inc.,
                                        as custodians for Michael Moffitt


                                        /s/ Domenick Nardone
                                        ----------------------------------------
                                        Domenick Nardone



                                        /s/ Joseph Pulice
                                        ----------------------------------------
                                        Joseph Pulice


                                        Tartaglia Family Trust


                                        /s/ Evelyn R. Targaglia
                                        ----------------------------------------
                                        By: Evelyn R. Targaglia



                                        Thomas Family Trust


                                        /s/ Signature Indecipherable
                                        ----------------------------------------
                                        By:

                                   SCHEDULE A


Seller                                                    Purchased Shares
------                                                    ----------------

Roy D. Tartaglia                                              3,631,577
Richard A. Thomas                                             3,440,525
Anthony Cassera                                                  12,936
Joseph Danno                                                     17,176
Mark Gregor                                                      24,890
James MacGeorge                                                 182,663
Robert McLaughlin                                                17,176
Michael Moffitt                                                   8,683
Domenick Nardone                                                 37,214
Joseph Pulice                                                     2,847
Tartaglia Family Trust                                        1,717,589
Thomas Family Trust                                           1,906,524


                                                              Pro-Rata Portion
Purchaser                   Purchased Shares                 of Purchase Price
---------                   ----------------                 -----------------

Crest                          5,000,000                        $5,000,000
Jackson I                      4,975,000                        $4,975,000
Jackson II                        25,000                           $25,000
BancBoston                     1,000,000                        $1,000,000